UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  1)

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Net Element International, Inc.

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NET ELEMENT INTERNATIONAL, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

_______________________________________

Notice of Annual Meeting of Shareholders

to be held        , 2013

_______________________________________

To Our Shareholders:

The 2013 annual meeting of shareholders of Net Element International, Inc. (the "Company") will be held on            , 2013, at ,            local time, at           , for the following purposes:

1.	To elect seven directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2014;

2.	To approve the Company's 2013 Equity Incentive Plan;

3.	To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013;

4.	To hold an advisory vote on the compensation of the Company's named executive officers;

5.	To hold an advisory vote on the frequency of advisory votes on the compensation of the Company's named executive officers;

6.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of such number of shares of common stock, par value $0.0001 per share ("Common Stock"), of the Company equal to 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares in exchange for the Company's acquisition of 10% of the outstanding shares of common stock of TOT Group, Inc., a Delaware corporation, pursuant to that certain letter agreement, dated August 28, 2013, among the Company, Oleg Firer, Steven Wolberg, Georgia Notes 18 LLC and Vladimir Sadovskiy;

7.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of 75,000 shares of Common Stock of the Company to Curtis Wolfe as severance and compensation for his service as an employee of the Company until February 15, 2013, the date his employment with the Company was terminated;

8.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of such number of shares of Common Stock of the Company equal to up to 4% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares to K 1 Holding Limited;

9.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc.; and

10.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board of Directors has fixed            , 2013 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

If you elected to receive our annual report and proxy statement electronically over the Internet you will not receive a paper proxy card. The annual report and proxy statement are available at http://www.cstproxy.com/netelement/2013.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Oleg Firer
Chief Executive Officer
North Miami Beach, Florida
, 2013

NET ELEMENT INTERNATIONAL, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

PROXY STATEMENT

INTRODUCTION

General

Net Element International, Inc. (the "Company," "we," "us," or "our") is a Delaware corporation with its principal executive offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. The Company's telephone number is (708) 273-6900. This proxy statement, together with the accompanying proxy card, is first being mailed to our shareholders on or about          , 2013, and is being furnished in connection with the solicitation of proxies by our Board of Directors for use in voting at our 2013 annual meeting of shareholders, including any adjournment or postponement of the annual meeting. The 2013 annual meeting of shareholders will be held on           , 2013, at            , local time, at           .

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2012 (which includes our audited financial statements for the two fiscal years ended December 31, 2012) is being mailed, or a link to an Internet Web page containing such materials is being sent via email, to our shareholders together with this proxy statement. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Purpose of the Annual Meeting

The following matters are being submitted for a vote at the annual meeting

1.	To elect seven directors of the Company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2014;

2.	To approve the Company's 2013 Equity Incentive Plan;

3.	To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013;

4.	To hold an advisory vote on the compensation of the Company's named executive officers;

5.	To hold an advisory vote on the frequency of advisory votes on the compensation of the Company's named executive officers;

6.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of such number of shares of common stock, par value $0.0001 per share ("Common Stock"), of the Company equal to 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares in exchange for the Company's acquisition of 10% of the outstanding shares of common stock of TOT Group, Inc., a Delaware corporation ("TOT Group"), pursuant to that certain letter agreement, dated August 28, 2013 (the "Exchange Agreement"), among the Company, Oleg Firer, Steven Wolberg, Georgia Notes 18 LLC and Vladimir Sadovskiy;

7.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of 75,000 shares of Common Stock of the Company to Curtis Wolfe as severance and compensation for his service as an employee of the Company until February 15, 2013, the date his employment with the Company was terminated;

8.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of such number of shares of Common Stock of the Company equal to up to 4% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares to K 1 Holding Limited;

9.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc.; and

10.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Summary Term Sheet

On April 16, 2013, the Company's subsidiary TOT Group (through certain of its subsidiaries) acquired substantially all of the business assets of Unified Payments, LLC, a Delaware limited liability company ("Unified Payments"). Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (merchants) and independent sales organizations across the United States. As a result of this acquisition, the former members of Unified Payments currently own 10% of TOT Group's issued and outstanding common stock and the Company currently owns the remaining 90% of TOT Group's issued and outstanding common stock. On September 4, 2013, the Company entered into the Exchange Agreement, pursuant to which the Company has agreed, subject to the approval of shareholders at the annual meeting, to issue such number of shares of Common Stock of the Company equal to 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares in exchange for the Company's acquisition of the 10% of TOT Group's issued and outstanding common stock that is owned by the former members of Unified Payments. This Summary Term Sheet describes the most important terms of the transactions contemplated by the Exchange Agreement. For additional information, see Proposal 6 set forth later in this proxy statement.

Proposed Acquisition	The Company proposes to acquire 10% of TOT Group's issued and outstanding common stock. The Company currently owns the remaining 90% of such shares.

Consideration	10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares.

Reasons for the Transaction	The Company has agreed to the transactions contemplated by the Exchange Agreement in order to provide the former members of Unified Payments the benefits of the bargain which was anticipated that they would receive as a result of TOT Group's acquisition of the business assets of Unified Payments.

Interests of Directors and Executive Officers	Oleg Firer, Chief Executive Officer and a director of the Company, will receive 45% of the shares of Common Stock of the Company issuable pursuant to the Exchange Agreement. Also, Steven Wolberg, Chief Legal Officer and Secretary of the Company, will receive 20% of the shares of Common Stock of the Company issuable pursuant to the Exchange Agreement.

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Voting Procedures

Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy with regard to the election of seven directors to serve until the 2014 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. In voting by proxy in regard to (i) the approval of the Company's 2013 Equity Incentive Plan, (ii) the ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm, (iii) the advisory vote on the compensation of the Company's named executive officers, (iv) the issuance of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement, (v) the issuance of 75,000 shares of Common Stock of the Company to Curtis Wolfe, (vi) the issuance of up to 4% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares to K 1 Holding Limited and (vii) the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc., shareholders may vote for or against or abstain from voting. In voting by proxy in regard to the advisory vote on the frequency of advisory votes on the compensation of the Company's named executive officers, shareholders may vote to have the vote on executive compensation take place every one year, every two years or every three years, or may abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR each of the Company's director nominees, (ii) FOR approval of the Company's 2013 Equity Incentive Plan, (iii) FOR ratification of the selection of BDO USA, LLP, (iv) FOR approval of the compensation of the Company's named executive officers, (v) to have advisory votes on the compensation of the Company's named executive officers every THREE years (as opposed to every one year or every two years), (vi) FOR approval of the issuance of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement, (vii) FOR approval of the issuance of 75,000 shares of Common Stock of the Company to Curtis Wolfe, (viii) FOR approval of the issuance of up to 4% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares to K 1 Holding Limited and (ix) FOR approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc. Please see Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9 set forth later in this proxy statement. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on          , 2013, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the Company's outstanding voting securities consisted of shares of common stock, par value $0.0001 per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

Change in Control

On October 2, 2012, the Company completed a merger (the "Merger") with Net Element, Inc., a Delaware corporation ("Net Element"), which was a company with businesses in the online media and mobile commerce payment processing markets. Immediately prior to the effectiveness of the Merger, the Company (then known as Cazador Acquisition Corporation Ltd.) changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Net Element was merged with and into the Company, resulting in Net Element ceasing to exist and the Company continuing as the surviving company in the Merger, and (ii) the Company changed its name to Net Element International, Inc. Pursuant to the Merger, the Company issued 24,543,826 shares of its Common Stock to the former shareholders of Net Element. Following the Merger, the Company's business consists of the former business of Net Element. For financial reporting purposes, the Merger was accounted for as a recapitalization of Net Element and the Company's financial statements reflect the historical financial information of Net Element.

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As of September 26, 2013, the former shareholders of Net Element owned approximately 87.1% of the Company's outstanding Common Stock and the holders of the Company's common equity prior to the Merger owned approximately 12.9% of the Company's outstanding Common Stock. Prior to the Merger, there was no single shareholder or "group" of shareholders within the meaning of Rule 13d-5 who beneficially owned more than 20% of the Company's outstanding voting securities. As a result of the Merger, as of September 26, 2013, Mike Zoi beneficially owned approximately 55.6% of the Company's outstanding voting securities.

In connection with the Merger, the Company caused each of the following persons to be appointed to the Company's Board of Directors as of the effective time of the Merger: Mike Zoi, Francesco Piovanetti, Dmitry Kozko, Kenges Rakishev, James Caan, David P. Kelley and Felix Vulis. On April 16, 2013, Francesco Piovanetti resigned as Chief Executive Officer and as a director of the Company, and the Company appointed Oleg Firer as its new Chief Executive Officer and as a director to fill the vacancy created by Mr. Piovanetti's resignation.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently includes four nonemployee, independent members – David P. Kelley II, Kenges Rakishev, Felix Vulis and James Caan. Each of Messrs. Kelley, Rakishev, Vulis and Caan is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as four out of the seven members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (the "Commission"). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board's audit committee, compensation committee and nominating and governance committee are independent directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, fax number (305) 508-5497, e-mail address investors@netelement.com.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our Common Stock as of September 26, 2013 by (i) each person who is known to us to beneficially own more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns. The holders of our shares of Common Stock are entitled to one vote for each outstanding share on matters submitted to our shareholders.

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Name and address of beneficial owner	Amount and nature of beneficial ownership (number of shares of Common Stock beneficially owned) (1)		Percent of class (1)
Mike Zoi c/o Net Element International, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160	15,649,895	(2)	55.6%
Enerfund, LLC 2950 NE 188th Street #306 Aventura, FL 33180	12,723,969	(3)	45.2%
TGR Capital, LLC 2950 NE 188th Street #306 Aventura, FL 33180	8,277,094	(4)	29.4%
MTZ Fund, LLC 2950 NE 188th Street #306 Aventura, FL 33180	1,777,344	(5)	6.3%
Kenges Rakishev 11 Ondasynov Street Almaty Kazakhstan 050051	7,654,085	(6)	27.2%
Novatus Holding PTE. Ltd. 22B Duxton Hill Singapore 089605, Republic of Singapore	7,320,751	(7)	26.0%
Francesco Piovanetti City View Plaza Two, Suite 6000 48 Carr 165 Guaynabo, Puerto Rico 00968	4,868,600	(8)	15.3%
Oleg Firer c/o Net Element International, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160	0		0%
Dmitry Kozko c/o Net Element International, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160	1,304,013	(9)	4.6%
Ivan Onuchin c/o Net Element International, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160	9,852		*
Jonathan New c/o Net Element International, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160	50,525	(10)	*
James Caan 2791 Hutton Drive Beverly Hills, CA 90210	139,211		*
Felix Vulis 147 Lake Merced Hill So. San Francisco, CA 94132	36,667		*
David P. Kelley II City View Plaza Two, Suite 6000 48 Carr 165 Guaynabo, Puerto Rico 00968	14,000	(11)	*

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Name and address of beneficial owner	Amount and nature of beneficial ownership (number of shares of Common Stock beneficially owned) (1)	Percent of class (1)
Steven Wolberg c/o Net Element International, Inc. 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160	0	0%
All directors and executive officers as a group (10 persons)	24,858,248	88.2%

_________________________

* Less than 1%.

(1)	Applicable percentage ownership is based on 28,163,337 shares of Common Stock outstanding as of September 26, 2013, together with securities exercisable or convertible into shares of Common Stock within 60 days of September 26, 2013 for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	Represents: (i) 144 shares of Common Stock held directly by Mr. Zoi; (ii) 4,446,875 shares of Common Stock held by Enerfund, LLC; (iii) 8,277,094 shares of Common Stock held by TGR Capital, LLC; (iv) 1,148,438 shares of Common Stock held by MZ Capital LLC (Delaware); and (v) 1,777,344 shares of Common Stock held by MTZ Fund, LLC. Mike Zoi shares with each of Enerfund, LLC, TGR Capital, LLC, MZ Capital LLC (Delaware) and MTZ Fund, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, the respective shares of Common Stock beneficially owned by those entities. In addition to such shares, Mr. Zoi may be deemed to be in a group with Mr. Kozko, and thereby deemed to beneficially own any shares that are beneficially owned by Mr. Kozko, as a result of Mr. Zoi's and Mr. Kozko's agreement to vote their shares in the Company in favor of Mr. Caan as a director of the Company until December 14, 2013.

(3)	Represents: (i) 4,446,875 shares of Common Stock held directly by Enerfund, LLC; and (ii) 8,277,094 shares of Common Stock held by TGR Capital, LLC. Enerfund, LLC is the sole member of TGR Capital, LLC. Mike Zoi shares with Enerfund, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, all of the shares of Common Stock beneficially owned by Enerfund, LLC.

(4)	Mike Zoi and Enerfund, LLC share with TGR Capital, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, all of the shares of Common Stock beneficially owned by TGR Capital, LLC.

(5)	Mike Zoi shares with MTZ Fund, LLC the power to vote or direct the vote, and to dispose or direct the disposition of, all of the shares of Common Stock beneficially owned by MTZ Fund, LLC.

(6)	All information regarding shares that may be beneficially owned by Kenges Rakishev is based on information disclosed in a Schedule 13D/A filed jointly by Mr. Rakishev, Mark Global Corporation and Novatus Holding PTE. Ltd. with the Commission on June 11, 2013. Mr. Rakishev may be deemed to have beneficial ownership of 7,654,085 shares of Common Stock consisting of (i) 333,334 shares of Common Stock held directly by Mr. Rakishev and (ii) 7,320,751 shares of Common Stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has sole voting power and sole dispositive power over 333,334 shares of Common Stock and shared voting power and shared dispositive power over 7,320,751 shares of Common Stock.

(7)	All information regarding shares that may be beneficially owned by Novatus Holding PTE. Ltd. is based on information disclosed in a Schedule 13D/A filed jointly by Kenges Rakishev, Mark Global Corporation and Novatus Holding PTE. Ltd. with the Commission on June 11, 2013. Novatus Holding PTE. Ltd. has sole voting power and sole dispositive power over zero shares of Common Stock and shared voting power and shared dispositive power over 7,320,751 shares of Common Stock.

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(8)	All information regarding shares that may be beneficially owned by Francesco Piovanetti is based on information disclosed in Forms 3 and 4 filed by Mr. Piovanetti with the Commission. Mr. Piovanetti may be deemed to have beneficial ownership of 4,868,600 shares of Common Stock consisting of: (i) 3,714,000 shares of Common Stock issuable upon exercise of warrants with an exercise price of $7.50 per share and an expiration date of October 2, 2017, which are held by Arco Group LLC; (ii) 1,150,000 shares of Common Stock held by Arco Group LLC; and (iii) 4,600 shares of Common Stock held by Bond Street Management LLC. Mr. Piovanetti has a majority, controlling interest in Arco Group LLC and, consequently, Mr. Piovanetti has voting control, investment discretion and dispositive power over the shares held by Arco Group LLC. Mr. Piovanetti owns 25% of the outstanding equity interests in Bond Street Management LLC and he has voting control, investment discretion and dispositive power over the shares held by Bond Street Management LLC.

(9)	Represents: (i) 577,450 shares of Common Stock held directly by Mr. Kozko; and (ii) 726,563 shares of Common Stock held by MZ Capital LLC (Florida). Dmitry Kozko shares with MZ Capital LLC (Florida) the power to vote or direct the vote, and to dispose or direct the disposition of, all of the shares of Common Stock beneficially owned by MZ Capital LLC (Florida). In addition to such shares, Mr. Kozko may be deemed to be in a group with Mr. Zoi, and thereby deemed to beneficially own any shares that are beneficially owned by Mr. Zoi, as a result of Mr. Zoi's and Mr. Kozko's agreement to vote their shares in the Company in favor of Mr. Caan as a director of the Company until December 14, 2013.

(10)	Includes 5,749 shares of Common Stock held by Mr. New's spouse and 5,749 shares of Common Stock held by Mr. New's son.

(11)	Represents 14,000 shares of Common Stock issuable upon exercise of warrants with an exercise price of $7.50 per share and an expiration date of October 2, 2017.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of September 26, 2013 are set forth below. Mike Zoi's niece is married to Dmitry Kozko. Except for the relationship between Messrs. Zoi and Kozko, there are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Oleg Firer	35	Chief Executive Officer & Director
Dmitry Kozko	29	President & Director
Jonathan New	53	Chief Financial Officer
Ivan Onuchin	37	Chief Technology Officer
Steven Wolberg	53	Chief Legal Officer and Secretary
Kenges Rakishev	34	Director
Mike Zoi	47	Director
David P. Kelley II	55	Director
James Caan	73	Director
Felix Vulis	57	Director

Each of our directors will hold office until our next annual meeting of shareholders at which directors are elected or until his successor is duly elected and qualified. Executive officers serve at the discretion of the Board of Directors.

Oleg Firer, Chief Executive Officer and Director. Mr. Firer has served as Chief Executive Officer and a director of the Company since April 16, 2013. Previously, Mr. Firer served as Executive Chairman of Unified Payments, LLC from January 2011 until its acquisition by the Company's subsidiary, TOT Group, Inc., on April 16, 2013. From July 2004 until December 2012, Mr. Firer served as President, Chief Executive Officer and Secretary (and from May 2006 until December 2012 as Treasurer and from May 2008 until December 2012 as Chief Financial Officer) of Acies Corporation, a provider of payment processing solutions to small and medium size merchants across the United States. Mr. Firer also served as a director of Acies Corporation from May 2005 until December 2012. Mr. Firer served as the President of GM Merchant Solution, Inc. (from August 2002) and Managing Partner of GMS Worldwide, LLC (from August 2003) until their assets were acquired by Acies Corporation in June 2004. From November 2002 to December 2003, Mr. Firer served as the Chief Operating Officer of Digital Wireless Universe, Inc. From December 2001 to November 2002, Mr. Firer served as the Managing Partner of CELLCELLCELL, LLC. From March 1998 to December 2001, Mr. Firer served as Vice President of SpeedUS Corp. Mr. Firer studied Computer Science at New York Technical College from 1993 to 1995. The Company believes that Mr. Firer's leadership roles in various payment processing companies makes him qualified to serve as a director of the Company.

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Dmitry Kozko, President and Director. Mr. Kozko has been President and a director of the Company since October 2, 2012. Mr. Kozko was Executive Vice President of Business Development of the Company's predecessor, Net Element, from December 2010 until October 2, 2012 and a director of Net Element from October 24, 2011 until October 2, 2012. Mr. Kozko co-founded the Company's subsidiary, Openfilm, LLC, in 2007 and was Chief Executive Officer of Openfilm from 2009 until October 2, 2012. From 2007 until 2009, Mr. Kozko was Chief Marketing Officer of Openfilm. During his tenure with Openfilm, Mr. Kozko was responsible for marketing and sales initiatives, business development, overseeing technological development and capital raising. We believe that Mr. Kozko's positions with Net Element, as well as his experience serving in leadership roles of Openfilm, qualifies him to serve as a director of the Company.

Jonathan New, Chief Financial Officer. Mr. New has been Chief Financial Officer of the Company since October 2, 2012. Mr. New was Chief Financial Officer of the Company's predecessor, Net Element, from March 10, 2008 until October 2, 2012. From 2001 to 2003, Mr. New was Chief Operating Officer of Ener1, Inc. From 2004 until it was sold in 2006, Mr. New owned and operated Wholesale Salon Furniture Corp.com, which imported and distributed salon equipment. Thereafter, until joining Net Element, Mr. New provided services to public companies on a variety of corporate accounting, reporting and audit related issues. Prior to joining Ener1, Inc. in 2001, Mr. New held controller and chief financial officer positions with companies including Häagen-Dazs, Virtacon (a web development company), RAI Credit Corporation and Prudential of Florida. Mr. New obtained his BS in Accounting from Florida State University and began his career with Accenture. He is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Ivan Onuchin, Chief Technology Officer. Mr. Onuchin has been Chief Technology Officer of the Company since October 2, 2012. Mr. Onuchin joined the Company's predecessor, Net Element, on November 1, 2010 and was Chief Technology Officer of Net Element and its subsidiaries from December 14, 2010 until October 2, 2012. From December 2008 through October 2010, Mr. Onuchin was employed with EdgeTech, Inc., an underwater imaging company, as a software engineer responsible for the creation of architecture and software development for a new generation of products for managing advanced underwater sonar imaging systems. From September 2005 until December 2008, Mr. Onuchin was Chief Technology Officer of Helpful Technologies, Inc. and its subsidiaries, a Florida-based software development company providing products that simplify access and navigation to the Internet. Mr. Onuchin's responsibilities for Helpful Technologies, Inc. included development of break-through technologies allowing users to navigate on the Internet without launching a browser. From February 2004 through June 2005, Mr. Onuchin was the Chief Technology Officer of Splinex Technology, Inc., a predecessor of Net Element, which was involved in the development of advanced technologies in the three-dimensional computer graphics industry. Throughout his career, Mr. Onuchin was responsible for the creation of proprietary intellectual property portfolios and managed local and outsourced teams of software developers. Mr. Onuchin has a post-graduate degree from the Russian Academy of Science, where he has also taught classes in advanced mathematics. Mr. Onuchin has also taught at Ural State Technical University and Ural State University.

Steven Wolberg, Chief Legal Officer and Secretary. Mr. Wolberg has been Chief Legal Officer and Secretary of the Company since April 16, 2013. Previously, Mr. Wolberg served in various capacities with Acies Corporation from approximately January 2009 until December 2012, including as a consultant from approximately January 2009 until October 2009, as a director from October 30, 2009 until December 2012 and as Chief Strategy Officer from March 1, 2010 until December 2012. Mr. Wolberg currently operates a solo law practice in Newton, Massachusetts, Attorney Steven Wolberg, which he has operated since January 1997. Mr. Wolberg served as Chief Counsel and Vice President of Corporate Development for Mascot Networks in Cambridge, Massachusetts from January 2000 to September 2001. Since September 1996, Mr. Wolberg has served as president of Oakland Properties, Inc., a real estate development company. From February 1993 to December 1994, Mr. Wolberg served as an attorney in the real estate and corporate divisions of Brown and Rudnick in Boston, Massachusetts. From March 1988 to November 1991, Mr. Wolberg was a partner with the law firm of Jordaan and Wolberg in Johannesburg, South Africa. From January 1986 to February 1988, Mr. Wolberg was employed as an attorney with Goodman and North in Johannesburg, South Africa. Mr. Wolberg also currently owns and serves as the Managing Member of Prime Portfolios, LLC, which holds a private investment portfolio of payment processing companies. Mr. Wolberg received his Bachelor of Arts from the University of Witwatersrand in Johannesburg, South Africa, his Bachelors of Laws from the University of Witwatersrand, in Johannesburg, South Africa, and his Juris Doctorate from the New England School of Law in Boston, Massachusetts. Mr. Wolberg is a member of the Massachusetts Bar Association.

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Kenges Rakishev, Director. Mr. Rakishev has been a director of the Company and Chairman of the Company's Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company's predecessor, Net Element, from April 23, 2012 until October 2, 2012. Mr. Rakishev has been Chairman of SAT & Company JSC since November 2008. Since August 2011, he has been a non-executive director and Chairman of SAT & Co Netherlands N.V. and, since September 2011, Mr. Rakishev has been a director of SatFerro Limited. Since December 2010, Mr. Rakishev has been a Chairman of several companies including: Jinsheng SAT (Tianjin) Commercial and Trading Co., Ltd.; Ulanhot Jinyuanda Heavy Chemical Industry Co., Ltd; Baicheng Jinsheng Nickel Industry Co., Ltd.; and Taonan City Jinsheng Metallurgical Products Co. From October 2004 through the present Mr. Rakishev has served as a Vice-President of the Union of Chambers of Commerce of the Republic of Kazakhstan. Since 2010, Mr. Rakishev has been the Vice-President of The Boxing Association of Republic of Kazakhstan and, since 2011, he has been the Vice-President of Asian Boxing Confederation. Mr. Rakishev holds a B.A. (Law) from the Kazakh State Law Academy and a B.A (International Economics) from the Kazakh Economic University. Mr. Rakishev also has a AMP Diploma from Oxford University. We believe that Mr. Rakishev's international business leadership and relationships, combined with his extensive knowledge and unique perspectives of global business opportunities, qualifies him to serve as a director of the Company.

Mike Zoi, Director. Mr. Zoi has been a director of the Company since October 2, 2012. Mr. Zoi was Chief Executive Officer and Chairman of the board of directors of the Company's predecessor, Net Element, from 2007 until October 2, 2012. Mr. Zoi served as a director of Ener1, Inc. from February 2002 to August 2008 and a vice president of Ener1, Inc. from February 2007 to August 2008. Ener1, Inc. is engaged primarily in the business of designing, developing and manufacturing rechargeable lithium-ion batteries and battery pack systems for use in the transportation, grid energy storage and small pack, or consumer cell product markets. In 2006, Mr. Zoi founded and he continues to own 100% of Enerfund, LLC, a company that owns interests in a variety of high growth businesses focused on technology, alternative energy transportation and real estate. Earlier in his career, Mr. Zoi worked in various capacities relating to international finance and business development. We believe that Mr. Zoi's extensive knowledge of the Company and its businesses, as well as his leadership roles in various technology companies, makes him qualified to serve as a director of the Company.

David P. Kelley II, Director. Mr. Kelley has served as a director of the Company since August 2010. Mr. Kelley is a partner of Zenith Capital Partners, LLC, a private equity firm located in New York, where he has served since 2006, and a founding partner of Andover Partners Strategic Security Solutions, LLC (AP-S3, LLC), a security and intelligence consulting firm, where he has served since December 2009. From 1985 to 1988, Mr. Kelley was a tax lawyer in the law firm of Brown and Wood located in New York. From 1988 to 1991, Mr. Kelley worked at Merrill Lynch in New York, where he was promoted to a Director of the Global Swap Group. From 1991 to 1994, Mr. Kelley was a Managing Director at UBS Securities in New York, in charge of the U.S. Structured Products Group. From 1994 to 1998, Mr. Kelley was a Managing Director and Head of the Global Structured Products Group at Deutsche Bank Securities in New York. From 1998 to 2006, Mr. Kelley was a Managing Director of Integrated Capital Associates, a private equity firm located in New York. Mr. Kelley is currently a Director of the Apex-Guotai Junan Greater China Fund, headquartered in Hong Kong. Mr. Kelley graduated from Emory University with a BA degree in 1979. He graduated with a J.D. degree from Temple University School of Law in 1983, and he received an L.L.M. in Taxation from New York University School of Law in 1985. We believe that Mr. Kelley's experience as a consultant and member of multiple different oversight bodies provides him with the necessary skills to be qualified to serve as a director of the Company.

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James Caan, Director. Mr. Caan has been a director of the Company since October 2, 2012. Mr. Caan served as a director of the Company's predecessor, Net Element, from January 1, 2011 until October 2, 2012. Mr. Caan also has been Chairman of the Advisory Board of Openfilm since October 12, 2009. Pursuant to Mr. Caan's advisory agreement with Openfilm, Mr. Zoi and Mr. Kozko are obligated to vote their shares in the Company in favor of Mr. Caan as a director of the Company until December 14, 2013. Mr. Caan is an actor and director, having worked in the film and television industries for over 40 years, and he is one of the entertainment industry's most renowned talents, having starred in over 80 films. We believe that Mr. Caan's position with Openfilm, as well as his tenure working as an actor and director in the film and television industry, qualifies him to serve as a director of the Company.

Felix Vulis, Director. Mr. Vulis has been a director of the Company since October 2, 2012. Mr. Vulis served as a director of the Company's predecessor, Net Element, from December 14, 2011 until October 2, 2012. Mr. Vulis is currently Chief Executive Officer of Eurasian Natural Resources Corporation PLC ("ENRC") (LSE: ENRC.L), a FTSE 100 company, and has been Chief Executive Officer of ENRC since August 2009. ENRC is a leading diversified natural resources group with integrated mining, processing, energy, logistics and marketing operations. Prior to his appointment as Chief Executive Officer of ENRC, Mr. Vulis was Chief Operating Officer of ENRC since December 2006. Between 2002 and 2006, Mr. Vulis was First Vice President of Eurasia Industrial Association. Before joining the ENRC group in 2001, Mr. Vulis was President of UNICHEM K, LLC. From 1990 until 1995 he was President and Chief Executive Officer of AGC Group, Inc. We believe that Mr. Vulis' service as a director of Net Element, as well as his role as Chief Executive Officer of ENRC, provides him with the necessary skills and experience to be qualified to serve as a director of the Company.

Board Leadership Structure

While the Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate, two individuals currently separately serve as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its shareholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate.

Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The audit committee has been designated to take the lead in overseeing risk management at the Board level. The audit committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company's major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board's primary risk oversight has been assigned to the audit committee, the full Board also receives information about the most significant risks that the Company faces.

Board Meetings and Committees of the Board

The Board of Directors held three meetings and acted by unanimous written consent in lieu of a meeting one time during the fiscal year ended December 31, 2012. All directors attended 75% or more of all of the meetings of the Board of Directors in 2012. The Board currently includes four nonemployee, independent members – David P. Kelley II, Kenges Rakishev, Felix Vulis and James Caan. Each of Messrs. Kelley, Rakishev, Vulis and Caan is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as four out of the seven members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Commission.

On November 26, 2012, the Board established its audit committee, compensation committee and nominating and governance committee, the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. None of the committees held any meetings or acted by unanimous written consent in lieu of a meeting during the fiscal year ended December 31, 2012.

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The Board has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is currently comprised of David P. Kelley II (audit committee chairman), Kenges Rakishev and Felix Vulis. The audit committee's responsibilities and other matters related to the audit committee are discussed below under "Audit Committee Report."

Messrs. Rakishev, Caan and Kelley serve on the compensation committee of the Board of Directors. The Board has adopted a written compensation committee charter, which is reviewed each year. The compensation committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company.

Messrs. Kelley, Rakishev and Caan serve on the nominating and governance committee of the Board of Directors. The nominating and governance committee's responsibilities and other matters related to the nominating and governance committee are discussed below under "Director Nominations."

Director Nominations

The nominating and governance committee of the Board operates pursuant to a written charter, which is reviewed each year. The nominating and governance committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the nominating and governance committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company's industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board's stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the nominating and governance committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating and governance committee's policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

The nominating and governance committee will consider director candidates recommended by shareholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Shareholder recommendations must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. In order to ensure review and consideration of any shareholder's recommendation for inclusion in the Company's 2014 proxy materials, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date. The Secretary will present such recommendations to the nominating and governance committee. The nominating and governance committee will identify potential candidates through recommendations from the Company's officers, directors, shareholders and other appropriate third parties.

In 2012, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

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Policy on Attendance of Directors at Annual Meeting of Shareholders

We encourage, but do not require, attendance of all incumbent directors and director nominees at our annual meeting of shareholders. The 2013 annual meeting of shareholders will be our first annual meeting of shareholders.

Shareholder Communication with Directors

Shareholders may communicate with the Board or to specified directors by sending a letter to the Board of the Company, in care of the Secretary of the Company at its corporate headquarters. Any shareholder communications that are addressed to the Board or specific directors will be delivered by the Secretary of the Company to the Board or such directors.

Directors' Compensation

Effective as of November 26, 2012, the Board of Directors authorized the Company to pay the audit committee chairman an annual retainer of $30,000, each other member of the audit committee an annual retainer of $5,000, the chairman of any other committee an annual retainer of $15,000 and each other member of any other committee an annual retainer of $2,500. For 2012, such retainers were pro-rated and paid only for the month of December. Going forward, subject to shareholders approving the Company's 2013 Equity Incentive Plan, the Board of Directors also authorized the Company to grant each independent director 15,000 shares of Common Stock per year (pro-rated for any partial calendar year for which a director serves), which shares will vest on a quarterly basis during the year of service. The Company also reimburses each of its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including, without limitation, travel, lodging and meal expenses. Other than reimbursement of out-of-pocket expenses, a director who is an employee or officer does not receive compensation of any kind for service as a director.

2012 Director Compensation Table

The following table further summarizes the compensation paid to the Company's directors for service as a director during 2012:

Director Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Francesco Piovanetti (1)	$-	$-	$-	$-	$-	$-		$-
Dmitry Kozko	$-	$-	$-	$-	$-	$-		$-
Kenges Rakishev	$1,875	$-	$-	$-	$-	$1,333,334	(3)	$1,335,209
Mike Zoi	$-	$-	$-	$-	$-	$-		$-
David P. Kelley II	$3,958	$-	$-	$-	$-	$-		$3,958
James Caan	$416	$-	$-	$-	$-	$-		$416
Felix Vulis	$417	$-	$-	$-	$-	$806,667	(4)	$807,084
Facundo Bacardi (2)	$-	$-	$-	$-	$-	$-		$-
Shai Novik (2)	$-	$-	$-	$-	$-	$-		$-
Carlos Valle (2)	$-	$-	$-	$-	$-	$-		$-

(1)	Former director of the Company. Mr. Piovanetti resigned on April 16, 2013.
(2)	Former director of the Company when it operated as Cazador Acquisition Corporation Ltd. This director resigned in connection with the Company's merger with Net Element on October 2, 2012.

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(3)	Represents the compensation cost to the Company, computed in accordance with FASB ASC Topic 718, for 333,333 shares of common stock purchased from Net Element at a discount to the market price on the date of purchase. Such shares were purchased from Net Element pursuant to a Subscription Agreement entered into on February 23, 2012 (prior to the date when Mr. Rakishev became a director of both Net Element and the Company) for a purchase price of $6.00 per share. The market price of such shares on the date of purchase was $10.00 per share. The foregoing amounts of shares and prices have been adjusted to give effect to the conversion ratio for shares of Net Element common stock that were cancelled and converted into shares of the Company's Common Stock in the Merger.
(4)	Represents the compensation cost to the Company, computed in accordance with FASB ASC Topic 718, for 16,667 shares of common stock purchased from Net Element at a discount to the market price on the date of purchase. In connection with such purchase, Net Element issued to Mr. Vulis warrants to purchase up to 50,000 shares of common stock at exercise prices from $10.00 to $40.00 per share, which warrants were cancelled on October 2, 2012 pursuant to the Merger Agreement with Net Element. Such shares of common stock and warrants were purchased from Net Element pursuant to a Subscription Agreement entered into on February 2, 2012. The 16,667 shares of common stock were purchased for a purchase price of $6.00 per share. The market price of such shares on the date of purchase was $13.60 per share. The foregoing amounts of shares and prices have been adjusted to give effect to the conversion ratio for shares of Net Element common stock that were cancelled and converted into shares of the Company's Common Stock in the Merger.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file on a timely basis the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Enerfund, LLC, 10% owner	1	3	0
TGR Capital, LLC, 10% owner	1	2	0
Mike Zoi, Director and 10% owner	2	9	0
Francesco Piovanetti, Chief Executive Officer & Director	1	1	0
Dmitry Kozko, President & Director	1	1	0
Alberto Hernandez, former Chief Operating Officer	1	1	0
Richard Lappenbusch, former Executive Vice President & Chief Strategy Officer	1	0	0

Certain Relationships and Related Transactions

Except as described below, no director, nominee for director or executive officer of the Company and no person who is known to us to beneficially own more than 5% of our Common Stock (a "5% owner"), and no immediate family member of any such director, nominee for director, executive officer or 5% owner, has a direct or indirect material interest in any transaction since January 1, 2012 in which the Company or any of its subsidiaries was a participant, which is required to be disclosed by Item 404 of Regulation S-K, and no such transaction is currently proposed. Pursuant to the written charter of the audit committee, the audit committee is responsible for reviewing and approving related-party transactions, including any transaction required to be disclosed under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests.

Commencing on the effective date of our initial public offering, October 14, 2010, through the date of our merger with Net Element (October 2, 2012), we paid Arco Capital Management LLC (of which our former Chief Executive Officer and former director, Francesco Piovanetti, serves as President) a total of $7,500 per month for accounting, legal and operational support, access to support staff, and information technology infrastructure.

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On March 23, 2012, we entered into an agreement with Cazador Sub Holdings Ltd. (which is wholly owned by Arco Group LLC, a company in which Francesco Piovanetti has a majority, controlling interest), pursuant to which Cazador Sub Holdings Ltd. committed to advance to us, by way of a non-interest bearing loan, an amount of up to $400,000 to cover ongoing costs and expenses relating to our operations and in connection with a potential business combination. As of October 2, 2012, Cazador Sub Holdings Ltd. had advanced $352,759 to us and that amount was repaid on October 3, 2012.

On June 16, 2011, Net Element entered into a Subscription Agreement pursuant to which it sold a 15% ownership interest in its subsidiary, Yapik LLC, to Sergey Kaplan (who is the son-in-law of the Company's director and majority shareholder, Mike Zoi), in exchange for a $100,000 investment in Yapik LLC, which was received on June 20, 2011. Mr. Kaplan had an option to convert the 15% ownership interest in Yapik LLC into 37,500 shares of Net Element common stock. This conversion right was exercised on October 2, 2012.

On March 26, 2012, Net Element entered into an amended and restated joint venture agreement, dated as of December 31, 2011, with Curtis Wolfe regarding its subsidiary LegalGuru LLC. The amended agreement amends and restates the joint venture agreement entered into between Net Element and Mr. Wolfe effective as of March 29, 2011. We own a 70% interest in LegalGuru and Mr. Wolfe, who is the former Secretary of the Company and Chief Executive Officer and Chairman of LegalGuru, through Lobos Advisors, LLC (a company of which Mr. Wolfe is the President and managing member), owns a 30% interest in LegalGuru. Pursuant to the joint venture agreement, Mr. Wolfe had the option to convert his 30% interest in LegalGuru into 75,000 shares of the Company's Common Stock. The amended agreement required Net Element and Mr. Wolfe to invest up to an aggregate of $900,000 in LegalGuru, with Mr. Wolfe investing up to an aggregate of $100,000 and Net Element investing up to an aggregate of $800,000. The original agreement required Net Element and Mr. Wolfe to invest up to an aggregate of $1,000,000 in LegalGuru, with Mr. Wolfe investing up to an aggregate of $200,000 and Net Element investing up to an aggregate of $800,000. In connection with the $100,000 reduction in the amount required to be invested in LegalGuru by Mr. Wolfe, Mr. Wolfe agreed to maintain his then-current salary of $10,000 per month, with $8,000 of such amount paid in cash and $2,000 paid in stock options of Net Element, until LegalGuru generates at least $500,000 in revenue. Net Element satisfied its funding obligations to LegalGuru during the first quarter of 2012 and Mr. Wolfe satisfied his funding obligations to LegalGuru during the second quarter of 2012. On May 10, 2013, the Company, LegalGuru LLC and Mr. Wolfe terminated the amended and restated joint venture agreement and, in connection with the termination of Mr. Wolfe's employment by the Company, subject to obtain shareholder approval at the Company's 2013 annual meeting of shareholders, the Company agreed to issue to Mr. Wolfe 75,000 shares of the Company's Common Stock with piggyback registration rights.

In addition, on March 26, 2012, Net Element entered into the Limited Liability Company Operating Agreement of LegalGuru LLC, dated effective as of March 31, 2011, with Lobos Advisors, LLC, a company of which Curtis Wolfe is the President and managing member, and LegalGuru LLC. As described above, we own a 70% interest in LegalGuru and Lobos Advisors, LLC owns a 30% interest in LegalGuru. The agreement provides that distributions to the members of LegalGuru are to be made in accordance with their respective percentage ownership interests. The agreement provides that Mr. Wolfe shall have the right to be appointed as a director of LegalGuru and to appoint one other director of LegalGuru, and that we have the right to appoint one director of LegalGuru. The agreement grants each member of LegalGuru rights of first refusal and tag along and drag along rights with respect to a member's proposed sale of its membership interest in LegalGuru.

On May 16, 2011, Net Element entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC (which is wholly-owned by the Company's director and majority shareholder, Mike Zoi) in the principal amount of $2,000,000. The annual interest rate was 5.0% and principal and interest was due on or before April 27, 2014. Outstanding principal was convertible by Enerfund at any time into shares of Net Element common stock at a conversion price of $4.40 per share. Enerfund had funded the full amount of this note and the balance at September 30, 2012 was $2,000,000. On October 2, 2012, Enerfund exercised its conversion right and received 454,545 shares of common stock. In addition, the Company paid Enerfund $129,864 of accrued interest under this note on October 3, 2012.

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On October 24, 2011, Net Element entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $1.6 million. The annual interest rate under the note was 5% and principal and interest was due on or before October 24, 2014. Outstanding principal under the note was convertible by Enerfund at any time into shares of Net Element common stock at a conversion price of $4.40 per share. Upon conversion of the note, Net Element was required to issue to Enerfund a five-year warrant to purchase a number of shares of Net Element common stock equal to the number of shares issued upon such conversion with an exercise price of $4.400 per share. This loan was fully funded and the balance at September 30, 2012 was $1,600,000. On October 2, 2012, Enerfund exercised its conversion right and received 363,637 shares of common stock plus a five-year warrant to purchase 363,637 shares of common stock of Net Element with an exercise price of $4.40. Upon issuance, this warrant was immediately exercised in a cashless transaction resulting in Net Element issuing Enerfund 203,637 shares of common stock. In addition, the Company paid Enerfund $74,102 of accrued interest under this note on October 3, 2012.

On February 2, 2012, Net Element entered into a Subscription Agreement with one of its directors, Felix Vulis, pursuant to which Mr. Vulis purchased from Net Element for $100,000: (i) 16,667 shares of Net Element common stock; (ii) a three-year warrant to purchase up to an additional 16,667 shares of Net Element common stock with an exercise price of $10.00 per share; (iii) a three-year warrant to purchase up to an additional 16,667 shares of Net Element common stock with an exercise price of $20.00 per share; and (iv) a three-year warrant to purchase up to an additional 16,666 shares of Net Element common stock with an exercise price of $40.00 per share. These warrants were cancelled on October 2, 2012 pursuant to the Company's merger with Net Element.

On February 23, 2012, Net Element entered into a Subscription Agreement pursuant to which it sold 333,333 newly issued shares of Net Element common stock to Kenges Rakishev for an aggregate purchase price of $2,000,000, or $6.00 per share.

On February 24, 2012, Net Element entered into a Shareholder Rights Agreement with Mark Global Corporation, Kenges Rakishev, Mike Zoi, TGR Capital, LLC, MZ Capital, LLC (Delaware), MZ Capital, LLC (Florida) and Enerfund, LLC. The companies TGR Capital, LLC, MZ Capital, LLC (Delaware), MZ Capital, LLC (Florida) and Enerfund, LLC are directly or indirectly owned and controlled by Mike Zoi. Pursuant to the Shareholder Rights Agreement, the parties agreed to certain corporate governance matters pertaining to Net Element and Net Element granted registration rights to each of Mark Global Corporation, Kenges Rakishev, TGR Capital, LLC, Mike Zoi and certain of their assignees. The parties terminated the Shareholder Rights Agreement effective as of October 2, 2012.

On May 14, 2012, Net Element entered into a $500,000 principal amount Promissory Note and Loan Agreement with Enerfund, LLC maturing November 1, 2012. The interest rate was 5% per annum. The Company repaid this note with accrued interest of approximately $10,000 on October 3, 2012.

On June 26, 2012, Net Element's subsidiary OOO Net Element Russia entered into a Loan Agreement with Green Venture Group, LLC, pursuant to which Net Element Russia was loaned 150 million Russian rubles (approximately $4.9 million in U.S. dollars). Green Venture Group, LLC is owned and controlled by Mike Zoi. The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. The funding under this loan agreement was received July 20, 2012. On October 2, 2012, the loan with Green Venture Group, LLC was assigned to the Company and simultaneously repaid in full with the exception of $263,374 balance at December 31, 2012 reflected in the due to related parties in the accompanying balance sheet.

On July 4, 2012, OOO Net Element Russia entered into a Loan Agreement with OOO Sat-Moscow, pursuant to which Net Element Russia was loaned 150 million Russian rubles (approximately $4.9 million in U.S. dollars). Sat-Moscow is indirectly controlled by Kenges Rakishev, Chairman of the Board of Directors of the Company. The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. On October 2, 2012, the loan with Sat-Moscow was assigned to the Company and simultaneously repaid in full.

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On August 17, 2012, TOT Money entered into a Credit Agreement with Alfa-Bank. Pursuant to the Credit Agreement, Alfa-Bank agreed to provide a line of credit to TOT Money with the credit line limit set at 300 million Russian rubles (approximately $9.8 million in U.S. dollars). The interest rate on the initial amount borrowed under the Credit Agreement is 3.55% per annum. Alfa-Bank has the unilateral right to change the interest rate on amounts borrowed under the Credit Agreement from time to time in the event of changes in certain market rates or in Alfa-Bank's reasonable discretion, provided that the interest rate may not exceed 14% per annum. Interest must be repaid on a monthly basis on the 25th of each month. Amounts borrowed under the Credit Agreement must be repaid within six months of the date borrowed. The duration of the line of credit is set from August 17, 2012 through May 21, 2014. TOT Money's obligations under the Credit Agreement are secured by a pledge of TOT Money's deposits in its deposit account with Alfa-Bank and by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev. As of December 31, 2012, the Company had restricted cash pursuant the Credit Agreement of $1.8 million. The Company paid off this credit facility on February 14, 2013 in order to eliminate interest expense under the credit line and free up the restricted cash.

On September 28, 2012, Net Element's subsidiary OOO TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, TOT Money agreed to assign to Alfa-Bank its accounts receivable as security for financing in an aggregate amount of up to 300 million Russian rubles (approximately $9.8 million in U.S. dollars) provided by Alfa-Bank to TOT Money. On January 14, 2013, the agreement was amended to increase the maximum aggregate amount of financing available under the factoring agreement by 100 million Russian rubles (approximately $3.3 million in U.S. dollars) to 400 million Russian rubles (approximately $13.1 million in U.S. dollars). The term of the agreement is from September 28, 2012 until December 5, 2013. Alfa-Bank's compensation pursuant to the agreement for providing services for the administrative management of accounts receivable ranges from 10 Russian rubles to 100 Russian rubles per account receivable, depending upon whether financing was provided related to the particular account receivable and the form of the documentation related to the particular account receivable. Alfa-Bank's compensation pursuant to the agreement for providing financing to TOT Money is calculated as a financing rate that ranges from 9.70% to 11.95% of the amounts borrowed, depending upon the amount borrowed and the number of days in the period from the date financing is provided until the date the applicable account receivable is paid; however, Alfa-Bank has the unilateral right to change such financing rates in the event of changes in certain market rates or in Alfa-Bank's reasonable discretion. TOT Money's obligations under the factoring agreement also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev.

On October 2, 2012, the Company closed its Merger with Net Element. Certain of Net Element's and our executive officers and directors had financial interests in the Merger that are different from, or in addition to, the interests of our shareholders and Net Element's shareholders, other than the insider shareholders. In the case of Net Element, immediately prior to the effectiveness of the Merger, the principal amounts of all outstanding convertible debt of Net Element owned by Enerfund, LLC (which is owned and controlled by Mike Zoi and totals $3.6 million) was converted into 32,727,274 shares of Net Element common stock, and subsequently converted into 818,182 shares of the Company's Common Stock in the Merger and, immediately following the closing, the Company paid to Enerfund an amount, in cash, representing payment in full of all non-convertible notes and payables of Net Element owed to Mike Zoi or any of his affiliates which were then outstanding (which totaled approximately $7.9 million, including accrued interest).

Following consummation of the Merger, Francesco Piovanetti and David P. Kelley II beneficially own 3,609,631 and 14,000 warrants, respectively, to purchase an aggregate of 3,623,631 shares of the Company's Common Stock (the "Director's Warrants"). In the case of Mr. Piovanetti, his warrants are held by Arco Group LLC. The Director's Warrants are identical to the other outstanding warrants to purchase the Company's Common Stock, except that the Director's Warrants (i) are non-redeemable, so long as they are held by either Messrs. Piovanetti or Kelley or their permitted transferees; (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by either Messrs. Piovanetti or Kelley, or their permitted transferees, rather than at the Company's sole discretion; and (iii) were not transferable or saleable by the either Messrs. Piovanetti or Kelley (except to permitted transferees) until six months after the closing of the Merger.

On October 24, 2012, we entered into a Management and Consulting Services Agreement ("Consulting Agreement") with Bond Street Management LLC, pursuant to which Bond Street Management provided certain management and consulting services, as well as other services, to the Company and its subsidiaries, in particular, Net Element Russia, TOT Money, Music1 Russia and Motorsport, LLC. Francesco Piovanetti (former Chief Executive Officer and former director of the Company) is Chief Executive Officer and President of Bond Street Management LLC, and a trust of which Mr. Piovanetti is a beneficiary owns a 25% ownership interest in Bond Street Management LLC. Mr. Piovanetti provided services as Chief Executive Officer of the Company pursuant to this Consulting Agreement. For the services provided under the Consulting Agreement (including Mr. Piovanetti's compensation as Chief Executive Officer of the Company), the Company was obligated to pay Bond Street Management a service fee of $50,000 per month and reimburse Bond Street Management for all of its documented business expenses incurred directly on behalf of the Company. Bond Street Management also was eligible for a discretionary performance based fee, payable in cash or non-cash equitable compensation. In addition, the Company was required to bear all costs and expenses directly attributable to the salaries, bonuses and fringe benefits payable to accounting and operations employees of Bond Street Management to the extent of the accounting, operating and other administrative services provided by Bond Street Management on behalf of the Company. On April 15, 2013, the Company and Bond Street Management entered into an agreement terminating this Consulting Agreement.

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From January 2013 until June 2013, Enerfund, LLC used part of the office space in the Company's former corporate headquarters in Miami, Florida, and paid a pro-rata amount of the rent in an amount equal to approximately $8,500 per month.

On September 4, 2013, the Company entered into a letter agreement, dated as of August 28, 2013, with Oleg Firer, Steven Wolberg, Georgia Notes 18 LLC and Vladimir Sadovskiy, pursuant to which the Company agreed, subject to approval of the Company's shareholders, to issue such number of shares of Common Stock of the Company equal to 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares in exchange for the Company's acquisition of the outstanding 10% minority interest in the Company's 90%-owned subsidiary, TOT Group, Inc. Pursuant to this agreement, the Company is obligated to issue to Mr. Firer (who is Chief Executive Officer and a director of the Company) 4.5% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares, and to Mr. Wolberg (who is Chief Legal Officer and Secretary of the Company) 2% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares. For additional information, see Proposal 6 set forth later in this proxy statement.

On September 25, 2013, the Company entered into a Contribution Agreement with T1T Lab, LLC, a Florida limited liability company ("T1T Lab"), and T1T Group, LLC, a Delaware limited liability company, pursuant to which, on September 25, 2013, the Company contributed to T1T Lab all of its membership and participation interests in its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (aka OOO Music1) (collectively, the "Disposed Subsidiaries"). The Disposed Subsidiaries constitute all of the Company's interests in online media businesses and operations (referred to herein collectively as the Company's "entertainment assets"). Pursuant to the Contribution Agreement, the Company contributed to T1T Lab all of its membership and participation interests in the Disposed Subsidiaries and agreed to make an initial capital contribution to T1T Lab in the amount of $1,259,000, a portion of which may be paid in the form of future services provided by the Company. In exchange for such contributions, the Company was issued a 10% membership interest in T1T Lab and T1T Lab assumed $2,162,158 in liabilities (including $2,000,000 owed by the Company to K 1 Holding Limited pursuant to a promissory note dated May 13, 2013) related to the Disposed Subsidiaries. In addition, all intercompany loans payable by the Disposed Subsidiaries to the Company, on the one hand, and by the Company to the Disposed Subsidiaries, on the other hand, were forgiven by the Company and T1T Lab (as applicable). Total intercompany loans forgiven by the Company, net of the total intercompany loans forgiven by the Disposed Subsidiaries, was approximately $9,864,602. The remaining 90% membership interest in T1T Lab is owned by T1T Group, LLC, which is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi).

Audit Committee Report

The audit committee of the Board consists of three non-employee directors, David P. Kelley II (audit committee chairman), Kenges Rakishev and Felix Vulis. The audit committee operates under a written charter, which is reviewed each year and is available in the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. The Board of Directors has determined that David P. Kelley II is financially sophisticated as described in NASDAQ Listing Rule 5605(c)(2) and qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. We believe that the audit committee's current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASDAQ Listing Rule 5605(a)(2).

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The audit committee monitors and oversees the Company's accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee's responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee's charter. In this context, the audit committee discussed with BDO USA, LLP the results of its audit of the Company's financial statements for the year ended December 31, 2012.

Specifically, the audit committee has reviewed and discussed with the Company's management the audited financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm's responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm that firm's independence. During fiscal year 2012, the Company retained its current independent registered public accounting firm, BDO USA, LLP, for the audit of the fiscal year 2012 financial statements and the reviews of the Company's 2012 quarterly reports on Form 10-Q.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management's Discussion and Analysis of Financial Condition and Results of Operations, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors.

David P. Kelley II, Chairman
Kenges Rakishev
Felix Vulis

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2012 and 2011 with respect to all compensation paid to or earned by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. We refer to these individuals as the "named executive officers." The stock awards and option awards set forth in the below table were shares of stock and options issued by the Company's predecessor, Net Element.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Francesco Piovanetti, former	2012	$-	$-	$-	$-	$-	$-
Chief Executive Officer (1)	2011	$-	$-	$-	$-	$-	$-
Mike Zoi, former Chief	2012	$150,068	$-	$-	$-	$13,576	$163,644
Executive Officer of Net Element	2011	$350,000	$-	$-	$-	$12,246	$362,246
Jonathan New, Chief	2012	$110,683	$250,000	$-	$182,340	$9,071	$552,094
Financial Officer	2011	$105,001	$24,878	$10	$36,233	$8,371	$174,493
Curtis Wolfe, former Secretary	2012	$97,540	$125,000	$-	$19,149	$8,445	$250,134
and CEO & Chairman of LegalGuru LLC	2011	$87,000	$-	$10	$22,400	$5,810	$115,220

(1)	Mr. Piovanetti resigned on April 16, 2013.
(2)	The value of option awards was calculated using a Black-Scholes model that computed volatility based on the quoted stock price for each day the stock had trading volume. The stock price and exercise price were the quoted closing price on the day the options were granted. The bond equivalent yield used was the five-year daily treasury yield curve rate obtained from www.treasury.gov. The term of the options was five years and the annual rate of quarterly dividends was 0%.

On September 11, 2013, the Board approved the compensation of Oleg Firer, the Company Chief Executive Officer (since April 16, 2013). Mr. Firer's base salary is $300,000 per annum payable in equal installments in accordance with the Company's regular payroll cycle. Mr. Firer is paid an additional $300,000 per annum payable quarterly. The Company also reimburses Mr. Firer for motor vehicle and other expenses in the sum of $26,000 per annum, payable in equal monthly installments. In addition, Mr. Firer is eligible to earn an annual bonus of up to $300,000 subject to achieving performance or other benchmarks approved by the compensation committee, and additional discretionary bonus in amounts determined from time to time by the compensation committee. As of the date of this proxy statement, the compensation committee has not yet approved the performance criteria or other benchmarks for purposes of determining the annual bonus.

Employment/Consulting Agreements

The Company has not entered into any employment agreements with its executive officers. However, on October 24, 2012, we entered into a Management and Consulting Services Agreement with Bond Street Management LLC, pursuant to which Bond Street Management provides certain management and consulting services, as well as other services, to the Company and its subsidiaries, in particular, Net Element Russia, TOT Money, Music1 Russia and Motorsport, LLC. Francesco Piovanetti (former Chief Executive Officer and former director of the Company) is Chief Executive Officer and President of Bond Street Management LLC, and a trust of which Mr. Piovanetti is a beneficiary owns a 25% ownership interest in Bond Street Management LLC. Mr. Piovanetti provided services as Chief Executive Officer of the Company pursuant to this Consulting Agreement. For the services provided under the Consulting Agreement (including Mr. Piovanetti's compensation as Chief Executive Officer of the Company), the Company was obligated to pay Bond Street Management a service fee of $50,000 per month and reimburse Bond Street Management for all of its documented business expenses incurred directly on behalf of the Company. Bond Street Management also was eligible for a discretionary performance based fee, payable in cash or non-cash equitable compensation. In addition, the Company was required to bear all costs and expenses directly attributable to the salaries, bonuses and fringe benefits payable to accounting and operations employees of Bond Street Management to the extent of the accounting, operating and other administrative services provided by Bond Street Management on behalf of the Company. On April 15, 2013, the Company and Bond Street Management entered into an agreement terminating this Consulting Agreement.

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Outstanding Equity Awards

The Company did not have any outstanding equity awards as of December 31, 2012.

PROPOSAL 1

ELECTION OF DIRECTORS

Seven directors, which will constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company. The Board has designated the persons listed below to be nominees for election as directors. Each of the nominees is currently serving as a director of the Company. Each of the nominees has consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election. However, should any nominee become unavailable, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board's nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Oleg Firer	April 2013
Dmitry Kozko	October 2012
Kenges Rakishev	October 2012
Mike Zoi	October 2012
David P. Kelley II	August 2010
James Caan	October 2012
Felix Vulis	October 2012

For biographical and other information (including their principal occupation for at least the past five years) regarding the director nominees, see "DIRECTORS AND EXECUTIVE OFFICERS."

Required Vote

The nominees for director will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. As a result, abstentions and broker non-votes have no effect on Proposal 1. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote for the election of each of the nominees listed above.

The Board recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

APPROVAL OF THE

NET ELEMENT INTERNATIONAL, INC.

2013 EQUITY INCENTIVE PLAN

The Board submits to the shareholders for their approval of the Net Element International, Inc. 2013 Equity Incentive Plan (the "2013 Plan"). The material provisions of the Plan are summarized below. The following description of the 2013 Plan is a summary and is qualified in its entirety by reference to the detailed terms of the 2013 Plan, a copy of which is attached as Appendix "A" hereto. Shareholders are urged to review the 2013 Plan before determining how to vote on this proposal.

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The Board believes that it is in the best interests of the Company and its shareholders to approve the 2013 Plan. The Board initially approved the 2013 Plan on September 11, 2013, subject to the approval of the shareholders at the annual meeting.

Purpose of the 2013 Plan

The purpose of the 2013 Plan is to encourage and enable employees, independent contractors and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock and other rights with respect to the Company's Common Stock. Such ownership is intended to provide such employees, independent contractors and directors with a more direct stake in the future welfare of the Company. It is also expected that the 2013 Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

The compensation committee approved and recommended that the Board approve the 2013 Plan. The Board subsequently approved the 2013 Plan, subject to approval by our shareholders. In setting the amount of shares subject to the 2013 Plan, the compensation committee and the Board considered the historical amounts of equity awards Net Element has granted and the Company's expected equity grant needs. The compensation committee and Board intend to continue to consider the Company's equity grants in a manner that effectively attracts, retains and motivates individuals to achieve long-term value creation in line with the interests of our shareholders.

Form of Awards

Awards under the 2013 Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-Qualified Stock Options") (unless otherwise indicated, references to "Options" include both Incentive Stock Options and Non-Qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock that are restricted ("Restricted Shares"); (v) units representing shares of Common Stock ("Performance Shares"); (vi) units that do not represent shares of Common Stock but which may be paid in the form of Common Stock ("Performance Units"); and (vii) shares of Common Stock that are not subject to any conditions to vesting ("Unrestricted Shares").

Maximum Shares Available

The maximum aggregate number of shares of Common Stock available for award under the 2013 Plan is 5,630,000, subject to adjustment as provided for in the 2013 Plan. Shares of Common Stock issued pursuant to the 2013 Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the 2013 Plan, any Option or any Nontandem Stock Appreciation Right under the 2013 Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares will be available for subsequent awards under the 2013 Plan.

Administration of the 2013 Plan

The 2013 Plan will be administered by the compensation committee. The compensation committee will have the power and authority to, among other things: (i) grant Options and determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) designate Options as Incentive Stock Options or Non-Qualified Stock Options and determine which Options, if any, will be accompanied by Tandem Stock Appreciation Rights; (iii) grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and determine the terms and conditions of such rights; (iv) grant Restricted Shares and determine the terms of the restricted period and other conditions and restrictions applicable to such shares; (v) grant Performance Shares and Performance Units and determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) grant Unrestricted Shares; and (vii) determine the employees, independent contractors and directors to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares will be granted.

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Eligibility to Participate in the 2013 Plan

Awards may be made to all employees, independent contractors (including persons other than individuals) and directors of the Company or any of its subsidiaries. In determining the employees, independent contractors and directors to whom awards will be granted and the number to be covered by each award, the compensation committee will take into account the nature of the services rendered by such employees, independent contractors and directors, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the compensation committee deems relevant.

Stock Options

Options may be granted under the 2013 Plan for the purchase of shares of Common Stock. The compensation committee may designate Options as either Incentive Stock Options or Non-Qualified Stock Options. No grant of an Incentive Stock Option will be made under the 2013 Plan more than ten years after the date the 2013 Plan is approved by the shareholders of the Company.

The term of each Option granted will be determined by the compensation committee. However, no Incentive Stock Option will exercisable after ten years from the date it is granted, or in the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "10% Shareholder"), five years from the date it is granted. Options may require the satisfaction of corporate or individual performance objectives and other vesting standards as the compensation committee from time to time determines.

The purchase price per share under each Option will be specified by the compensation committee, but in no event will it be less than 100% of the market price per share of Common Stock on the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Shareholder, the purchase price per share must not be less than 110% of the market price of the Common Stock on the date of grant. In the case of Incentive Stock Options, the aggregate market price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year under all plans of the Company and any subsidiary may not exceed $100,000. Solely for the purposes of determining whether shares are available for the grant of Incentive Stock Options under the 2013 Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the 2013 Plan will be 5,630,000 shares of Common Stock, subject to adjustment provided as provided in the 2013 Plan.

Options may be exercised in whole or in part. Payment of the purchase price upon the exercise of Options must be made in cash or, in the discretion of the compensation committee, (i) through the delivery of shares of Common Stock already owned by the optionee, (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the optionee or (iii) a combination of any of the foregoing.

Stock Appreciation Rights

Tandem Stock Appreciation Rights may be awarded by the compensation committee in connection with any Option granted under the 2013 Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Tandem Stock Appreciation Rights will entitle the recipient to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange that number of shares of Common Stock having an aggregate market price equal to (A) the excess of (i) the market price of one share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered.

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Nontandem Stock Appreciation Rights may also be granted by the compensation committee at any time. At the time of the grant of Nontandem Stock Appreciation Rights, the compensation committee will specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be issued. The base price of any Nontandem Stock Appreciation Rights may not be less than 100% of the market price of a share of Common Stock on the date of grant. The exercise of Nontandem Stock Appreciation Rights will entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate market price equal to (A) the excess of (i) the market price of one share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised.

Tandem Stock Appreciation Rights may be exercisable only to the extent that the related Option is exercisable and will be exercisable only for such period as the compensation committee determines, which may expire prior to the expiration of the related Option. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option will be cancelled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon the exercise of Tandem Stock Appreciation Rights will not be available for subsequent awards under the 2013 Plan. Nontandem Stock Appreciation Rights will be exercisable during such period as the compensation committee determines.

The compensation committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by payment of cash in lieu of all or part of shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the market price of such shares on the date of exercise.

Effect of Change of Control on Options and Stock Appreciation Rights

If so determined by the compensation committee at the time of grant or thereafter, any Options or Stock Appreciation Rights may provide that they will become immediately exercisable with respect to all of the shares subject to such Options or Stock Appreciation Rights: (a) immediately prior to (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (b) immediately prior to the expiration of (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) any tender offer or exchange offer for shares of Common Stock of the Company in which all holders of Common Stock are entitled to participate, and (c) immediately after the first date on which a majority of the directors elected by shareholders to the Board are persons who were not nominated by management in the most recent proxy statement of the Company.

Restricted Shares

The compensation committee may from time to time cause the Company to grant Restricted Shares under the 2013 Plan to employees, independent contractors and directors. At the time a grant of Restricted Shares is made, the compensation committee will establish a period of time (the "Restricted Period") applicable to such Restricted Shares. The compensation committee may, in its discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, in respect of all or any portion of the Restricted Shares. The compensation committee may also, in its discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. Holders of Restricted Shares will have the right to vote the shares; however, holders of Restricted Shares will not have the right to receive any dividends of cash or property with respect to the shares; provided, that the holders of Restricted Shares will be entitled to receive any rights distributed to all holders of Common Stock pursuant to a rights offering by the Company ("Rights Offering") and any shares distributed in connection with a stock split or stock distribution to all holders of Common Stock.

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Unless otherwise provided in a written agreement pursuant to the 2013 Plan, any Restricted Shares granted to an employee, independent contractor or director will be forfeited if the employee terminates employment or the independent contractor or director terminates service with the Company or its subsidiaries prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to the Restricted Shares. Upon forfeiture, the Restricted Shares that are forfeited will be available for subsequent awards under the 2013 Plan. If the employee's, independent contractor's or director's employment or service terminates as a result of his or her disability or death, Restricted Shares of such employee, independent contractor or director will be forfeited, unless the compensation committee determines otherwise.

Performance Shares

Each Performance Share granted will be deemed to be equivalent to one share of Common Stock. Any Performance Shares granted will be credited to a performance share account maintained for the recipient. Performance Shares will vest over a period determined by the compensation committee.

With respect to each award of Performance Shares, the compensation committee will specify performance objectives that must be satisfied in order for the recipient to vest in the Performance Shares that have been awarded to him or her. If the performance objectives are partially but not fully met, the compensation committee may, nonetheless, in its discretion determine that all or a portion of the performance shares have vested. If the performance objectives are exceeded, the compensation committee may grant additional fully vested Performance Shares to the recipient. The compensation committee may also determine that Performance Shares awarded to a recipient will become partially or fully vested upon the recipient's disability or death, the occurrence of a change in control or termination of the recipient's employment or service prior to the end of the applicable performance period.

Following a determination that the performance objectives with respect to particular Performance Shares have been met, or at such later date as the compensation committee determines at the time of grant, the Company will pay to the recipient an amount with respect to each vested Performance Share equal to the market price of a share of Common Stock on the payment date or, if the compensation committee so specifies at the time of grant, an amount equal to (i) the market price of a share of Common Stock on the payment date less (ii) the market price of a share of Common Stock on the date of grant of the Performance Share. Payment may be in cash, Common Stock (including Restricted Shares) or a combination of cash and Common Stock, as determined by the compensation committee.

Recipients of Performance Shares will not be entitled to voting rights or cash dividends or other distributions with respect to Common Stock. However, within 60 days from the date of payment of a cash dividend by the Company on the Common Stock, the compensation committee may credit a recipient's performance share account with additional Performance Shares having an aggregate market price equal to the cash dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the cash dividend was declared.

Performance Units

The award agreement covering Performance Units will specify a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment. With respect to each award of Performance Units, the compensation committee will specify performance objectives that must be satisfied in order for the recipient to vest in the Performance Units that have been awarded. If the performance objectives established for a recipient are partially but not fully met, the compensation committee may, nonetheless, in its discretion determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a performance period are exceeded, the compensation committee may grant additional fully vested Performance Units to the recipient. The compensation committee may adjust the Performance Objectives or the initial or ending value of any Performance Units to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The compensation committee may also determine that Performance Units awarded to a recipient will become partially or fully vested upon the recipient's termination of employment or service due to disability, death or otherwise or upon the occurrence of a change in control.

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If the performance objectives for a performance period have been exceeded, the compensation committee will determine whether additional Performance Units will be granted to the recipient. After such determination, or at such later date as the compensation committee determines at the time of the grant, the Company will pay to the recipient an amount with respect to each vested Performance Unit equal to the ending value of the Performance Unit or, if the compensation committee so specifies at the time of grant, an amount equal to (i) the ending value of the Performance Unit less (ii) the initial value of the Performance Unit. Payment may be made in cash, Common Stock (including Restricted Shares) or a combination of cash and Common Stock, as determined by the compensation committee.

Unrestricted Shares

The compensation committee may cause the Company to grant Unrestricted Shares to employees, independent contractors or directors at such times and in such amounts as the compensation committee determines. No payment will be required for Unrestricted Shares.

Assignment and Transfer

Options and Stock Appreciation Rights may not be transferred, assigned, pledged or hypothecated, except as provided by will or the applicable laws of descent and distribution. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death in accordance with the terms of the 2013 Plan. Notwithstanding the foregoing, the compensation committee may, in its discretion, cause the written agreement relating to any Non-Qualified Stock Options or Stock Appreciation Rights granted under the 2013 Plan to provide that the recipient may transfer such Non-Qualified Stock Options or Stock Appreciation Rights, except that the compensation committee may not permit any transfers that would cause the 2013 Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Exchange Act or that would cause any recipient of awards under the 2013 Plan to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act or be subject to liability thereunder.

Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed during the restricted period relating to such shares or prior to the satisfaction of any other restrictions prescribed by the compensation committee. Performance Shares and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of at any time.

Modification of the 2013 Plan

The Board may suspend, terminate, modify or amend the 2013 Plan, provided that any amendment that would (i) materially increase the aggregate number of shares that may be issued under the 2013 Plan, (ii) materially increase the benefits accruing to employees, independent contractors or directors under the 2013 Plan, or (iii) materially modify the requirements as to eligibility for participation in the 2013 Plan, will be subject to the approval of the Company's shareholders, except that any such increase or modifications that may result from adjustments authorized by the 2013 Plan, including in connection with a change in capitalization, will not require shareholder approval. If the 2013 Plan is terminated, the terms of the 2013 Plan will, notwithstanding such termination, continue to apply to awards granted prior to such termination.

Registration of Underlying Common Stock

Subject to the approval of the Company's shareholders of this Proposal 2, it is currently contemplated that at the appropriate time the Company will file a registration statement on Form S-8 in order to register up to the 5,630,000 shares of Common Stock that will be reserved for issuance under the 2013 Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of some of the United States federal income tax consequences of certain transactions under the 2013 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be complete and does not describe foreign, state or local tax consequences. It is not intended as tax guidance to participants in the 2013 Plan.

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Tax Consequences to Participants

Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted; (ii) at the time of exercise of a Non-Qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares, if unrestricted, on the date of exercise over the option price; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of our Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a Tandem Stock Appreciation Right or a Nontandem Stock Appreciation Right. When the Stock Appreciate Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Performance Awards (Performance Shares and Performance Units). No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received.

Unrestricted Shares. The recipient of Unrestricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Unrestricted Shares, reduced by any amount paid by the participant for such Unrestricted Shares.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

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Compliance with Section 162(m) of the Code

The 2013 Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the 2013 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2013 Plan and any grants made under the 2013 Plan will be administered in a manner consistent with this intent.

Required Vote

The 2013 Plan will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 2. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 2. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 2. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote for approval of the Net Element International, Inc. 2013 Equity Incentive Plan.

The Board recommends a vote FOR approval of the Net Element International, Inc. 2013 Equity Incentive Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board authorized the engagement of BDO USA, LLP ("BDO") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. BDO will serve at the pleasure of the audit committee. A representative of BDO is expected to be present at the annual meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

Shareholder approval of the Company's independent registered public accounting firm is not required under Delaware law. We are submitting the audit committee's selection of BDO to the Company's shareholders for ratification in order to determine whether the shareholders generally approve of the Company's independent registered public accounting firm. If selection of BDO is not ratified by the shareholders, the audit committee will reconsider its selection.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees, including expenses, billed by our principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings or engagements during the fiscal years ended December 31, 2012 and 2011 were $386,454 ($341,000 of which is charged by our current auditor, BDO, and $35,454 of which is charged by Net Element's previous auditor, Daszkal Bolton LLP ("Daszkal")) and $83,160, respectively.

Audit-Related Fees. The aggregate fees, including expenses, billed by our principal accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under "Audit Fees" above during the fiscal years ended December 31, 2012 and 2011 were $85,100 and $0, respectively.

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Tax Fees. The aggregate fees, including expenses, billed by our principal accountant for services rendered for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2012 and 2011 were $0.

All Other Fees. The aggregate fees, including expenses, billed for all other products and services provided by our principal accountant during the fiscal years ended December 31, 2012 and 2011 were $0.

Audit Committee Pre-Approval Policy

Our audit committee is responsible for approving in advance the engagement of our independent accountant for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approving the fees and other terms of any such engagement. The audit committee may in the future establish pre-approval policies and procedures pursuant to which our independent accountant may provide certain audit and non-audit services to us without first obtaining the audit committee's approval, provided that such policies and procedures (i) are detailed as to particular services, (ii) do not involve delegation to management of the audit committee's responsibilities described in this paragraph and (iii) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the independent accountant is engaged pursuant to such policies and procedures. In addition, the audit committee may in the future delegate to one or more members of the audit committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval must be presented to the audit committee at its next scheduled meeting.

All audit and audit related services performed by our principal accountants during the fiscal years ended December 31, 2012 and 2011 were pre-approved by our Board of Directors or audit committee.

Change in Principal Accountant

BDO has served as the independent auditor for the Company since April 20, 2010. On October 2, 2012, the Company acquired Net Element, Inc., a Delaware corporation. The Company accounted for this acquisition as a "reverse merger" for financial reporting purposes. Daszkal was engaged by Net Element for the purpose of auditing Net Element's financial statements as of December 31, 2011 and December 31, 2010 and reviewing Net Element's unaudited financial statements for the three-month periods ended March 31, 2012 and 2011, the three and six-month periods ended June 30, 2012 and 2011 and the three and nine-month periods ended September 30, 2012 and 2011 (collectively, the "Target Financial Statements") in connection with the acquisition by the Company.

On November 13, 2012, the Board approved the engagement of BDO as the Company's independent auditor for the year ended December 31, 2012. The Board took no action regarding Daszkal, as Daszkal had never been engaged by the Company. However, because Daszkal has not been engaged by the Company to audit its financial statements following the acquisition, it can be stated that Daszkal was dismissed by the Company as its auditor. This change in auditors effectively occurred on November 13, 2012, the date on which the Company confirmed BDO as the Company's independent auditor.

Neither Net Element nor anyone acting on its behalf consulted BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K prior to October 2, 2012, the date of its acquisition by the Company.

Daszkal's report on the Target Financial Statements did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through the date of the change in accountants (November 13, 2012), there were (i) no disagreements between the Company and Daszkal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Daszkal's satisfaction, would have caused Daszkal to make reference to the subject matter of the disagreement in connection with its report on the Target Financial Statements; and (ii) Daszkal did not advise the Company of any of the events requiring reporting under Item 304(a)(1)(v) of Regulation S-K.

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The Company provided Daszkal with a copy of the foregoing disclosures before such disclosures were first filed with the Commission on Form 8-K. The Company requested that Daszkal send a letter addressed to the Commission stating whether or not it agrees with the above statements that are related to Daszkal. A copy of Dazskal's letter to the Commission, dated November 21, 2012, is attached as Exhibit 16.1 to the Company's Form 8-K/A filed with the Commission on November 26, 2012.

Required Vote

The selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 will be ratified if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 3. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 3. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 3. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote for ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board recommends a vote FOR ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION

OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of its named executive officers as described below. Section 14A of the Exchange Act requires that, not less frequently than once every three years, a proxy statement for a meeting of shareholders which is required to include disclosure of executive compensation must include a separate resolution subject to shareholder vote to approve the compensation of executives. In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote for the following resolution at the annual meeting:

"RESOLVED, that the shareholders of Net Element International, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the "Summary Compensation Table" and footnotes thereto and the related narrative discussion in this proxy statement for the Company's 2013 annual meeting of shareholders."

The compensation committee's overall goals with executive compensation are to maintain and enhance the Company's value and to align each executive's interests with those of the shareholders in a manner that is reasonable and appropriate in light of the executive's roles and responsibilities within the Company. We urge shareholders to review the "Summary Compensation Table" and footnotes thereto and the related narrative discussion, which provide information on the compensation of the named executive officers.

As an advisory vote, this proposal is not binding upon the Company. However, the compensation committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Required Vote

The compensation of the Company's named executive officers will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 4. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 4. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 4. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote for the proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as described in this proxy statement.

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The Board recommends a vote FOR the proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as described in this proxy statement.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES

ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

As described in Proposal 4 above, Section 14A of the Exchange Act requires that, not less frequently than once every three years, a proxy statement for a meeting of shareholders which is required to include disclosure of executive compensation must include a separate resolution subject to shareholder vote to approve the compensation of executives. Section 14A of the Exchange Act also requires that, not less frequently than once every six years, a proxy statement for a meeting of shareholders which is required to include disclosure of executive compensation must include a separate resolution subject to shareholder vote to determine whether the votes on resolutions approving executive compensation will occur every year, every two years or every three years.

The Board of Directors currently believes that an advisory shareholder vote to approve executive compensation should be conducted every three years. The Board believes this period is most consistent with the Company's compensation objectives since our executive compensation program is intended to encourage long-term performance and a three-year voting cycle will provide shareholders with sufficient time to evaluate the effectiveness of our executive compensation program. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as the outcome of the shareholder vote on this proposal, discussions with shareholders and/or the adoption of material changes to the Company's executive compensation program. As an advisory vote, this proposal is not binding upon the Company. However, the compensation committee values the opinions expressed by shareholders in these votes and will consider the outcome of these votes when making future compensation decisions for named executive officers.

The form of proxy for the Company's 2013 annual meeting of shareholders enables shareholders to vote, by checking the appropriate box, to have the vote on executive compensation take place every one year, every two years or every three years, or to abstain from voting. We will view whichever of one year, two years or three years receives the greatest number of votes as being the frequency that is favored by our shareholders. As a result, abstentions and broker non-votes have no effect on Proposal 5. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote in favor of our having an advisory vote to approve executive compensation every three years.

The Board recommends a vote in favor of our having an advisory vote to approve executive compensation every THREE years.

PROPOSAL 6

APPROVAL OF THE ISSUANCE, INCLUDING FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF 10% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE DATE OF ISSUANCE OF SUCH SHARES PURSUANT TO THE EXCHANGE AGREEMENT

Overview

On April 16, 2013, the Company entered into a Contribution Agreement (the "Contribution Agreement") with Unified Payments, LLC, a Delaware limited liability company ("Unified Payments"), TOT Group, Inc., a Delaware corporation (formerly known as TOT, Inc.), which is a direct subsidiary of the Company, Oleg Firer, individually, and Georgia Notes 18 LLC, a Florida limited liability company. Pursuant to the Contribution Agreement, on April 16, 2013, certain subsidiaries of TOT Group, which were formed for the purpose of effectuating the transactions contemplated by the Contribution Agreement, acquired substantially all of the business assets of Unified Payments. Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (merchants) and independent sales organizations across the United States. As consideration for Unified Payments' and its subsidiaries' contribution of their assets to TOT Group subsidiaries, (a) the Company contributed to a subsidiary of TOT Group 70% of the equity interests in the Company's subsidiary, OOO TOT Money (through which the Company operates its mobile commerce payment processing business); (b) TOT Group issued to Unified Payments 10% of TOT Group's issued and outstanding common stock; and (c) TOT Group assumed approximately $23 million in liabilities of Unified Payments and its subsidiaries. The Company currently owns the remaining 90% of TOT Group's issued and outstanding common stock.

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In connection with TOT Group's acquisition of the business assets of Unified Payments, on April 16, 2013, Oleg Firer was appointed as Chief Executive Officer and a director of the Company and Steven Wolberg was appointed Chief Legal Officer and Secretary of the Company.

Subsequently, Unified Payments distributed its 10% of TOT Group's issued and outstanding common stock to Unified Payments' members, resulting in Oleg Firer owing 4.5% of TOT Group's issued and outstanding common stock, Steven Wolberg owning 2% of TOT Group's issued and outstanding common stock, Georgia Notes 18 LLC owning 3% of TOT Group's issued and outstanding common stock and Vladimir Sadovskiy owning 0.5% of TOT Group's issued and outstanding common stock.

On September 4, 2013, the Company entered into a letter agreement, dated as of August 28, 2013 (the Exchange Agreement), with Oleg Firer, Steven Wolberg, Georgia Notes 18 LLC and Vladimir Sadovskiy, pursuant to which the Company has agreed, subject to the approval of shareholders at the annual meeting, to issue such number of shares of Common Stock of the Company equal to 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares in exchange for the Company's acquisition of 10% of the outstanding shares of common stock of TOT Group. The material terms of the Exchange Agreement are described in more detail below.

Contact Information of the Parties

The mailing address and telephone number of the principal executive offices of each of the Company, Oleg Firer, Steven Wolberg and Vladimir Sadovskiy are 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, phone number (305) 507-8808. The mailing address and telephone number of the principal executive offices of Georgia Notes 18 LLC are 4000 NE 168th Street, Unit 101, North Miami Beach, Florida 33160, phone number (786) 664-8634.

Exchange Agreement

Pursuant to the Exchange Agreement, the Company will purchase (i) from Oleg Firer 45,000 shares of common stock of TOT Group, representing 4.5% of TOT Group's outstanding shares of common stock, in exchange for the issuance to Mr. Firer of such number of shares of Common Stock of the Company equal to 4.5% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares, (ii) from Steven Wolberg 20,000 shares of common stock of TOT Group, representing 2% of TOT Group's outstanding shares of common stock, in exchange for the issuance to Mr. Wolberg of such number of shares of Common Stock of the Company equal to 2% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares, (iii) from Georgia Notes 18 LLC 30,000 shares of common stock of TOT Group, representing 3% of TOT Group's outstanding shares of common stock, in exchange for the issuance to Georgia Notes 18 LLC of such number of shares of Common Stock of the Company equal to 3% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares and (iv) from Vladimir Sadovskiy 5,000 shares of common stock of TOT Group, representing 0.5% of TOT Group's outstanding shares of common stock, in exchange for the issuance to Mr. Sadovskiy of such number of shares of Common Stock of the Company equal to 0.5% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares.

Mike Zoi, our majority shareholder and one of our directors, and Kenges Rakishev, a significant shareholder of the Company and Chairman of our Board of Directors, have agreed to cause their respective controlled entities that hold shares of Common Stock of the Company to vote in favor of the issuance of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement.

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The shares of Common Stock of the Company issuable pursuant to the Exchange Agreement will be issued pursuant to the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and comparable exemptions under applicable state securities laws. No advertising or general solicitation was employed in issuing such shares of Common Stock. The issuances will be made to a limited number of persons, all of whom had a substantive preexisting relationship with the Company, its directors or its executive officers, and transfers of such shares will be restricted by the Company in accordance with the requirements of the Securities Act.

The Company is not aware of any federal or state regulatory requirements that must be complied with or approvals obtained in connection with the transactions contemplated by the Exchange Agreement.

Business Conducted

TOT Group is engaged in the business of providing payment processing solutions to small and medium size merchants located across the United States and to mobile phone providers in Russia. Through TOT Group, the Company generates revenues from transaction fees, service fees, percentage of the dollar amount of each transaction and other fees associated with processing of cashless transactions at the points of sale. The Company serves merchants primarily in the retail, restaurant, supermarket, petroleum and hospitality sectors. In addition, TOT Group (through its subsidiary OOO TOT Money) operates the Company's mobile commerce payment processing business. TOT Money processes electronic payments using SMS (short message services, which is a text messaging service) and MMS (multimedia message services) for mobile phone subscribers of the three largest mobile phone operators in Russia, Mobile TeleSystems OJSC, MegaFon OJSC and OJSC VimpelCom. TOT Money also is seeking to expand its payment processing business primarily in the Commonwealth of Independent States (CIS) countries (comprised of participating states of the former Soviet Union) and other emerging markets.

Reasons for the Transaction

The Company has agreed to the transactions contemplated by the Exchange Agreement in order to provide the former members of Unified Payments the benefits of the bargain which was anticipated that they would receive as a result of TOT Group's acquisition of the business assets of Unified Payments pursuant to the Contribution Agreement. At the time the Contribution Agreement was entered into, the Company was considering a potential distribution to the Company's shareholders of the common stock owned by the Company in TOT Group in a spin-off transaction. If such a spin-off were consummated, then it would have resulted in the former members of Unified Payments owning an aggregate of 10% of the issued and outstanding shares of common stock of a public reporting company. Since the Company has not approved or proceeded with such spin-off transaction, the Company has agreed to issue to the former members of Unified Payments an aggregate of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement. The Company does not expect that it will pursue such a spin-off transaction.

Past Contacts, Transactions or Negotiations

As described in more detail above under "Overview," on April 16, 2013, the Company's subsidiary TOT Group (through certain of its subsidiaries) acquired substantially all of the business assets of Unified Payments and, as a result of this acquisition, the former members of Unified Payments currently own 10% of TOT Group's issued and outstanding common stock and the Company currently owns the remaining 90% of TOT Group's issued and outstanding common stock.

Reason for Seeking Shareholder Approval

Because our Common Stock is listed on The NASDAQ Capital Market, we are subject to NASDAQ's rules and regulations. NASDAQ Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock of another company if any director or officer of the Company has a 5% or greater interest in the consideration to be paid in the transaction. Oleg Firer, Chief Executive Officer and a director of the Company, will receive 45% of the shares of Common Stock of the Company issuable pursuant to the Exchange Agreement. Also, Steven Wolberg, Chief Legal Officer and Secretary of the Company, will receive 20% of the shares of Common Stock of the Company issuable pursuant to the Exchange Agreement. Since two officers of the Company (one of whom also is a director of the Company) each has a 5% or greater interest in the consideration to be paid by the Company pursuant to the Exchange Agreement, the Board is submitting to the shareholders for their approval the issuance of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement.

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Interests of Our Directors and Executive Officers

Oleg Firer, Chief Executive Officer and a director of the Company, will receive 45% of the shares of Common Stock of the Company issuable pursuant to the Exchange Agreement. Based on the number of issued and outstanding shares of Common Stock of the Company as of September 26, 2013, we would be required to issue to Mr. Firer an aggregate of 1,267,350 shares of Common Stock pursuant to the Exchange Agreement. However, we expect that the actual number of shares of Common Stock issuable to Mr. Firer may be more than such amount due to additional issuances of shares of Common Stock that may occur prior to the date on which shares of Common Stock are issued pursuant to the Exchange Agreement.

Steven Wolberg, Chief Legal Officer and Secretary of the Company, will receive 20% of the shares of Common Stock of the Company issuable pursuant to the Exchange Agreement. Based on the number of issued and outstanding shares of Common Stock of the Company as of September 26, 2013, we would be required to issue to Mr. Wolberg an aggregate of 563,267 shares of Common Stock pursuant to the Exchange Agreement. However, we expect that the actual number of shares of Common Stock issuable to Mr. Wolberg may be more than such amount due to additional issuances of shares of Common Stock that may occur prior to the date on which shares of Common Stock are issued pursuant to the Exchange Agreement.

Required Vote

The issuance of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 6. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 6. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 6. As described above, Mike Zoi, our majority shareholder and one of our directors, and Kenges Rakishev, a significant shareholder of the Company and Chairman of our Board of Directors, have agreed to vote for Proposal 6.

The Board recommends a vote FOR the proposal to approve the issuance of 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares pursuant to the Exchange Agreement.

PROPOSAL 7

APPROVAL OF THE ISSUANCE, INCLUDING FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF 75,000 SHARES OF COMMON STOCK OF THE COMPANY TO CURTIS WOLFE

On May 10, 2013, the Company entered into a Settlement, Separation Agreement and General Release (the "Separation Agreement") with Curtis Wolfe. A copy of the Separation Agreement is attached as Appendix "B" hereto. Mr. Wolfe is a former employee and the former Secretary of the Company and he is the Chief Executive Officer and Chairman of our 70%-owned subsidiary, LegalGuru LLC. Mr. Wolfe also owns the remaining 30% interest in LegalGuru LLC through Lobos Advisors, LLC (a company of which Mr. Wolfe is the President and managing member). Mr. Wolfe's employment with the Company was effectively terminated as of February 15, 2013 since that is that is the approximate date when Mr. Wolfe discontinued providing services to the Company, although he continued to hold the position of Secretary of the Company until April 10, 2013. Pursuant to the Separation Agreement, the Company agreed, subject to the approval of shareholders at the annual meeting, to issue to Mr. Wolfe 75,000 shares of Common Stock of the Company as severance and compensation for his service as an employee of the Company until February 15, 2013. The Company agreed that Mr. Wolfe would have piggyback registration rights with respect to these shares of Common Stock.

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Pursuant to LegalGuru's amended and restated joint venture agreement, dated as of December 31, 2011, which was entered into on March 26, 2012 by the Company's predecessor, Net Element, Mr. Wolfe had the option to convert his 30% interest in LegalGuru into 75,000 shares of the Company's Common Stock. On May 10, 2013, in connection with the Separation Agreement, the Company, LegalGuru LLC and Mr. Wolfe terminated the amended and restated joint venture agreement, including Mr. Wolfe's option to convert his 30% interest in LegalGuru into 75,000 shares of the Company's Common Stock.

Reason for Seeking Shareholder Approval

Because our Common Stock is listed on The NASDAQ Capital Market, we are subject to NASDAQ's rules and regulations. NASDAQ Listing Rule 5635(c) requires shareholder approval prior to the issuance of securities when any equity compensation arrangement is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants. Therefore, the Board is submitting to the shareholders for their approval the issuance to Mr. Wolfe of 75,000 shares of Common Stock of the Company pursuant to the Separation Agreement.

Required Vote

The issuance of shares of Common Stock to Curtis Wolfe as described above will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 7. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 7. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 7. Mike Zoi, our majority shareholder and one of our directors, has agreed to vote for Proposal 7.

The Board recommends a vote FOR the proposal to approve the issuance of the shares of Common Stock to Curtis Wolfe pursuant to this Proposal 7.

PROPOSAL 8

APPROVAL OF THE ISSUANCE, INCLUDING FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF UP TO 4% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE DATE OF ISSUANCE OF SUCH SHARES TO K 1 HOLDING LIMITED

As described further below, the Company is negotiating a letter agreement (the "K1 Agreement") that would require the Company to issue to K 1 Holding Limited ("K1 Holding") a number of restricted shares of Common Stock of the Company equal to up to 4% of the total issued and outstanding shares of Common Stock of the Company at the time of issuance. The K1 Agreement is proposed to be entered into by the Company with TGR Capital, LLC and K1 Holding. K1 Holding is an affiliate of Igor Yakovlevich Krutoy. Mr. Krutoy, through K1 Holding, owns a 33% equity interest in MUSIC 1 LLC (a/k/a OOO Music1), a former subsidiary of the Company. TGR Capital, LLC is an affiliate of the Company's director and majority shareholder, Mike Zoi.

Background of the K1 Issuance

On May 14, 2013, the Company executed and delivered to K1 Holding a promissory note, dated May 13, 2013 (the "K1 Note"), in the principal amount of $2 million, in connection with a loan in such amount made by K1 Holding to the Company. Amounts payable pursuant to the K1 Note do not accrue interest. The outstanding principal balance of the K1 Note is required to be repaid no later than May 14, 2015 and may be prepaid in whole or in part at any time without penalty or charge. As described further below, on September 25, 2013, T1T Lab, LLC, which is an affiliate of Mike Zoi, assumed the Company's obligations under the K1 Note.

At the time the K1 Note was entered into by the Company and the related loan made by K1 Holding to the Company, the Company was negotiating the K1 Agreement. The draft of the K1 Agreement at that time provided that, as a condition to K1 Holding making the foregoing loan to the Company and to K1 Holding entering into an agreement to provide certain business development consulting services to the Company, (i) the Company would issue to K1 Holding a number of restricted shares of Common Stock of the Company equal to 2% of the total issued and outstanding shares of Common Stock of the Company at the time of issuance and (ii) TGR Capital, LLC would transfer to K1 Holding such number of restricted shares of Common Stock of the Company as is needed to bring K1 Holding's and Mr. Krutoy's aggregate beneficial ownership of Common Stock of the Company to 10% of the total issued and outstanding shares of Common Stock of the Company at the time of such transfer.

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As of the date of this proxy statement, the parties have agreed in principal that, pursuant to the K1 Agreement, (i) the Company would issue to K1 Holding a number of restricted shares of Common Stock of the Company equal to 4% (instead of 2% as initially contemplated) of the total issued and outstanding shares of Common Stock of the Company at the time of issuance and (ii) TGR Capital, LLC would transfer to K1 Holding such number of restricted shares of Common Stock of the Company as is needed to bring K1 Holding's and Mr. Krutoy's aggregate beneficial ownership of Common Stock of the Company to 10% of the total issued and outstanding shares of Common Stock of the Company at the time of such transfer (decreasing the amount of shares required to be transferred by TGR Capital, LLC to K1 Holding from 8% to 6% of the total issued and outstanding shares of Common Stock of the Company). However, since as of the date of this proxy statement the K1 Agreement has not yet been finalized or entered into by the parties, the foregoing provisions remain subject to continuing negotiations and subject to entering into a definitive binding agreement, and therefore such provisions are not binding on the Company and are subject to change.

Similarly, the consulting services agreement described above also has not been finalized or entered into by the parties as of the date of this proxy statement. As of the date of this proxy statement, the current draft of such consulting services agreement provides that K1 Holding would provide investor relations services for the Company and its affiliates outside the United States and that K1 Holding would assist the Company and its affiliates with future negotiations and maintaining their relationship with Mobile TeleSystems OJSC, MegaFon OJSC, OJSC VimpelCom (a/k/a Beeline) and their respective affiliates (collectively, the "Mobile Carriers"). The Company's subsidiary, TOT Money, has agreements to provide mobile payment processing services for electronic payments using SMS (short message services, which is a text messaging service) and MMS (multimedia message services) initiated by the mobile phone subscribers of each of the Mobile Carriers in Russia.

The services of K1 Holding under the consulting services agreement would be performed by Igor Yakovlevich Krutoy, who owns a controlling interest in K1 Holding. Mr. Krutoy has significant influence in Russia and has personal relationships with the principals of each of the Mobile Carriers. Pursuant to the consulting services agreement, the Company expects to receive significant direct benefits from Mr. Krutoy's relationships with the Mobile Carriers. For example, each of the agreements between TOT Money and the Mobile Carriers provides that it may be terminated by the applicable Mobile Carrier upon 30 days or less prior notice and the Company believes that Mr. Krutoy is in a position to help keep those agreements in effect through his relationships with the Mobile Carriers. Similarly, the Company believes that Mr. Krutoy's relationships with the Mobile Carriers may be able to facilitate obtaining terms that are more favorable to the Company (as compared to the existing terms of TOT Money's agreements with the Mobile Carriers) in future amendments or renewals of TOT Money's agreements with the Mobile Carriers. Also, the Company believes that Mr. Krutoy is in a position to assist TOT Money with potentially launching new lines of products with additional agreements with one or more of the Mobile Carriers. The Company believes that the proposed consulting services agreement could materially affect the Company's results of operations and prospects since a significant percentage of the Company's revenues are derived from TOT Money's agreements with the Mobile Carriers. For the three months ended June 30, 2013, 17.9% of the Company's net revenues were derived from TOT Money's agreements with the Mobile Carriers, and, for the three months ended September 30, 2013, the Company estimates that approximately 15% of the Company's net revenues were derived from TOT Money's agreements with the Mobile Carriers (although the actual percentage for the three months ended September 30, 2013 may be different than 15% since the Company has not yet finalized its financial statements for the period ended September 30, 2013). Since as of the date of this proxy statement such consulting services agreement has not yet been finalized or entered into by the parties, the scope of services to be provided by K1 Holding remains subject to continuing negotiations and subject to entering into a definitive binding agreement, and therefore the scope of services to be provided by K1 Holding could change.

In the event that the parties do not agree upon and finalize and enter into the K1 Agreement and/or the consulting services agreement described above (or if the Company's shareholders do not approve the issuance of up to 4% of the total issued and outstanding shares of Common Stock of the Company pursuant to this Proposal 8), then the Company will not issue to K1 Holding the shares of Common Stock that are the subject of this Proposal 8. If the K1 Agreement is not finalized and entered into (or if the Company's shareholders do not approve the issuance of up to 4% of the total issued and outstanding shares of Common Stock of the Company pursuant to this Proposal 8), then it is unlikely that K1 Holding would enter into the consulting services agreement, which could result in material negative effects on the Company's and TOT Money's relationships and agreements with one or more of Mobile TeleSystems OJSC, MegaFon OJSC and OJSC VimpelCom, which could materially adversely affect TOT Money's revenues. The failure of the parties to finalize and enter into either the K1 Agreement or the consulting services agreement or the failure of the Company's shareholders to approve the issuance of up to 4% of the total issued and outstanding shares of Common Stock of the Company pursuant to this Proposal 8 will not have any effect on the Company's or T1T Lab's obligations under the K1 Note or the repayment date of May 14, 2015.

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On September 25, 2013, the Company contributed all of its participation interest in MUSIC 1 LLC (constituting a 67% equity interest in MUSIC 1 LLC) and all of its membership interests in its other online media subsidiaries (referred to herein collectively as the Company's "entertainment assets") to T1T Lab, LLC in order to focus the Company's business operations on mobile payments, transactional services and related technologies and to reduce the significant expenses associated with developing and maintaining the entertainment assets. In exchange for transferring its entertainment assets to T1T Lab and agreeing to make an initial capital contribution to T1T Lab in the amount of $1,259,000, the Company was issued a 10% membership interest in T1T Lab and T1T Lab assumed $2,162,158 in liabilities (including $2,000,000 owed by the Company to K1 Holding pursuant to the K1 Note) related to the disposed subsidiaries. In addition, all intercompany loans payable by the disposed subsidiaries to the Company, on the one hand, and by the Company to the disposed subsidiaries, on the other hand, were forgiven by the Company and T1T Lab (as applicable). Total intercompany loans forgiven by the Company, net of the total intercompany loans forgiven by the disposed subsidiaries, was approximately $9,864,602. The remaining 90% membership interest in T1T Lab is owned by T1T Group, LLC, which is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi).

As described above, the Company expects that the K1 Agreement, when finalized and entered into, will require the Company to issue to K1 Holding a number of restricted shares of Common Stock of the Company equal to up to 4% of the total issued and outstanding shares of Common Stock of the Company at the time of issuance. However, since as of the date of this proxy statement the K1 Agreement and the related consulting services agreement described above are subject to continuing negotiations and subject to entering into definitive binding agreements, the specific terms and provisions of those agreements could change and there is no assurance that the Company ultimately will issue such shares of Common Stock to K1 Holding.

Reason for Seeking Shareholder Approval

Because our Common Stock is listed on The NASDAQ Capital Market, we are subject to NASDAQ's rules and regulations. NASDAQ Listing Rule 5635(c) requires shareholder approval prior to the issuance of securities when any equity compensation arrangement is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants. The Board is submitting to the shareholders for their approval the issuance of such number of shares of Common Stock of the Company equal to up to 4% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares to K1 Holding because it is contemplated that a portion of such shares of Common Stock would be issued as consideration for consulting services.

Required Vote

The issuance of shares of Common Stock to K1 Holding as described above will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 8. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 8. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 8. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote in favor of Proposal 8.

The Board recommends a vote FOR the proposal to approve the issuance of the shares of Common Stock to K1 Holding pursuant to this Proposal 8.

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PROPOSAL 9

APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO NET ELEMENT, INC.

The Board has recommended that the Company's shareholders approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc. A copy of the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation is attached as Appendix "C" hereto.

Reason for Name Change

On September 11, 2013, the Board, subject to shareholder approval, unanimously adopted a resolution approving an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc. If the name change amendment is approved, the word "International" would be removed from the Company's corporate name. The Board believes that the Company may achieve greater brand recognition and more positive reaction to the Company's marketing efforts if the Company changes its name since the new name would be less lengthy and since the predecessor holding company for the Company's businesses was known as Net Element, Inc.

Effects of Name Change

If the name change amendment is approved by the Company's shareholders, the name change will become effective when the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The name change will not have any effect on the rights of the Company's existing shareholders.

In connection with the name change, we expect the ticker symbol for the Company's Common Stock on the NASDAQ Capital Market to remain "NETE" and the quotation symbol for the Company's warrants on the OTCQB to remain "NETEW."

Following the name change, stock certificates representing the Company's Common Stock will continue to be valid. In the future, new stock certificates will be issued reflecting the name change, but this will not affect the validity of a shareholder's current stock certificate(s).

Required Vote

The proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc. will be approved if a majority of the outstanding shares entitled to vote on the proposal vote for approval of Proposal 9. As a result, abstentions and broker non-votes will have the same effect as a vote against Proposal 9. Mike Zoi, our majority shareholder and one of our directors, has indicated that he intends to vote in favor of Proposal 9.

The Board recommends a vote FOR the proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2014 annual meeting of shareholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, generally no later than in                  order to receive consideration for inclusion in the Company's 2014 proxy materials. However, if next year's annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year's annual meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our 2014 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

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Notice of proposals to be considered at next year's meeting but not included in the proxy statement must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date.

HOUSEHOLDING

"Householding" means that we may deliver a single set of proxy materials to households with multiple shareholders provided that certain conditions are met. We will continue to provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at your written or oral request if you are a shareholder who is in a household that participates in the householding of our proxy materials. In addition, you may request that we deliver separate copies in the future. In either case, you may send your request to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, or by calling (305) 507-8808. If you currently receive multiple copies of the Company's proxy materials and would like to participate in householding, please contact us in the same manner.

OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 3363 NE 163RD STREET, SUITE 705, NORTH MIAMI BEACH, FLORIDA 33160.

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Appendix "A"

NET ELEMENT INTERNATIONAL, INC.

2013 EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment and Effective Date. Net Element International, Inc., a Delaware corporation (the "Corporation"), hereby establishes an equity incentive plan to be known as the "Net Element International, Inc. 2013 Equity Incentive Plan" (the "Plan"). The plan shall become effective as of [__________], 2013, subject to the approval of the Corporation's stockholders at the Corporation's 2013 annual meeting of shareholders. In the event that such stockholder approval is not obtained, any awards made hereunder shall be cancelled and all rights of employees, independent contractors and directors with respect to such awards shall thereupon cease. Upon approval by the Board of Directors of the Corporation (the "Board") and the Board's Compensation Committee (the "Committee"), awards may be made as provided herein.

1.2 Purpose. The purpose of the Plan is to encourage and enable employees, independent contractors and directors (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's common stock, par value $0.0001 per share ("Common Stock"), and other rights with respect to the Common Stock. Such ownership will provide such employees, independent contractors and directors with a more direct stake in the future welfare of the Corporation. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Corporation and its subsidiaries and to become and remain directors of the Corporation.

ARTICLE 2

AWARDS

2.1 Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 6 hereof, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock which are restricted as provided in Article 9 hereof ("Restricted Shares"); (v) units representing shares of Common Stock, as described in Article 10 hereof ("Performance Shares"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 11 hereof ("Performance Units"); and (vii) shares of Common Stock that are not subject to any conditions to vesting ("Unrestricted Shares").

2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available to be awarded under the Plan is 5,630,000 (subject to adjustment pursuant to Article 14 hereof). Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Options or any Nontandem Stock Appreciation Rights under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units shall be available for subsequent awards under the Plan, upon such terms as the Committee may determine.

ARTICLE 3

ADMINISTRATION

3.1 Committee. Awards shall be determined, and the Plan shall be administered by the Committee as appointed from time to time by the Board, which Committee shall consist solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and "outside directors" within the meaning of Section 162(m) of the Code (or regulations promulgated thereunder).

3.2 Powers of the Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights, (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the terms of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; and (vii) to determine the employees, independent contractors and directors to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with Section 16 of the Act or any awards to fail to satisfy the performance-based exception under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants, or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

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3.4 The Committee shall have the sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary and advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all employees, independent contractors and directors who have received awards under the Plan and all other interested persons.

3.5 Liability; Indemnification. No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.

ARTICLE 4

ELIGIBILITY

Awards may be made to all employees, independent contractors (including persons other than individuals) and directors of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee) (sometimes referred to herein as "Participants"). In determining the employees, independent contractors and directors to whom awards shall be granted and the number to be covered by each award, the Committee shall take into account the nature of the services rendered by such employees, independent contractors and directors, their present and potential contributions to the success of the Corporation and its Subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

As used herein, the term "Subsidiary" (whether or not capitalized) shall mean any present or future corporation, limited liability company, partnership, joint venture or other entity in which the Corporation owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

ARTICLE 5

STOCK OPTIONS

5.1 Grant of Options. Options may be granted under the plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

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5.2 Designation as Non-qualified Stock Option or Incentive Stock Option. In connection with any grants of Options, the Committee shall designate in the written agreement required pursuant to Article 16 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

5.3 Option price. The purchase price per share under each Option shall be specified by the Committee, but in no event shall it be less than the greater of 100% of the Market Price on the date the Option is granted or the par value of the Common Stock ($0.0001). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the purchase price per share shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

The Market Price of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange, the Market Price on any day shall be the closing price for such day; (ii) if the Common Stock is not listed on a national securities exchange, but is quoted on an over-the-counter market, the Market Price on any day shall be the average of the high bid and low asked prices reported for such day; or (iii) if the if the Common Stock is not listed on a national securities exchange and is not quoted on an over-the-counter market, the Market Price on any day shall be the price determined in good faith by the Committee as the fair value of the Common Stock. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code.

The Option price so determined shall also be applicable in connection with the exercise of Tandem Stock Appreciation Rights granted with respect to such Option.

5.4 Limitation on Amount of Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any Subsidiary) shall not exceed $100,000. Solely for purposes of determining whether shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 5,630,000 shares of Common Stock, subject to adjustment provided in Article 14.

5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Corporation.

5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon the exercise of Options shall be paid for at the time of purchase. Such payments shall be made in cash or, in the discretion of the Committee, (i) through the delivery of shares of Common Stock already owned by the optionee, (ii) having the Corporation withhold from shares of Common Stock otherwise deliverable to the optionee, or (iii) a combination of any of the foregoing, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Committee, the Corporation or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such shares.

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5.7 Term. The term of each Option granted hereunder shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares issuable or transferable upon the exercise thereof upon any securities exchange or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

The Board or the Committee may, in connection with the granting of any Option, require the Participant to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

5.10 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights, if any, shall be cancelled with respect to an equal number of shares of Common Stock.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option.

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Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of the grant of Nontandem Stock Appreciation Rights, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 6.4 below. The base price of any Nontandem Stock Appreciation Rights shall not be less than 100% of the Market Price of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

6.2 Limitations on Exercise. Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon the exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Committee shall determine.

6.3 Surrender or Exchange of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall entitle the recipient to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

6.4 Exercise of Nontandem Stock Appreciation Rights. The exercise of Nontandem Stock Appreciation Rights shall entitle the recipient to receive from the Corporation that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

6.5 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of any Stock Appreciation Rights, the Corporation shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 6.3 or 6.4 hereof and cash in an amount equal to the Market Price, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 6.6 hereof, deliver to the recipient an amount in cash equal to the Market Price, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

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6.6 Cash Settlement. The Committee, in its discretion, may cause the Corporation to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Market Price of such shares on the date of exercise.

ARTICLE 7

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

No Option or Stock Appreciation Rights may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Rights shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Rights not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 8.3 hereof.

Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options or Stock Appreciation Rights granted hereunder to provide that the recipient of such Non-qualified Stock Options or Stock Appreciation Rights may transfer any of such Non-qualified Stock Options or Stock Appreciation Rights other than by will or the laws of descent and distribution in any manner authorized under applicable law; provided, however, that in no event may the Committee permit any transfers which would cause this Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Act, or would cause any recipient of awards hereunder to fail to be entitled to the benefits Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder.

ARTICLE 8

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE, DISABILITY, DEATH OR CHANGE IN CONTROL

8.1 General Rule. In the event the employment or service of a recipient terminates for any reason (other than death or Disability), the Options or Stock Appreciation Rights granted to such recipient and which are exercisable as of the date of termination of employment may be so exercised within three (3) months after termination of employment or service, or such longer period as the Committee may determine, and shall then terminate; provided, however, that in no event may such Options or Stock Appreciation Rights be exercised after their expiration date as established in accordance with the provisions of this Plan. Unless otherwise provided in a written agreement pursuant to Article 16, all Options and Stock Appreciation Rights which are not exercisable as of the date of the recipient's termination of employment or service shall terminate as of such date.

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Options and Stock Appreciation Rights shall not be affected by any change of employment or service so long as the recipient continues to be (i) employed by either the Corporation or a subsidiary, (ii) providing service as an independent contractor of the Corporation or a subsidiary or (iii) a member of the Board. The Committee may, in its sole discretion, cause any Option or Stock Appreciation Rights to be forfeited upon an employee's, independent contractor's or director's termination of employment or service if the employee, independent contractor or director was terminated or removed from service for one (or more) of the following reasons (or such other reason or reasons set forth in a written agreement pursuant to Article 16): (i) the employee's, independent contractor's or director's conviction, or plea of guilty or nolo contendere to the commission of a felony, (ii) the employee's, independent contractor's or director's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary, (iii) an act of dishonesty by the employee, independent contractor or director resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, or (iv) any breach of the employee's, independent contractor's or director's fiduciary duties (or, the case of an independent contractor, any material breach of such independent contractor's contractual duties or obligations, as determined by the Committee in its sole discretion) to the Corporation or a subsidiary as an employee, independent contractor or director, as applicable. It shall be within the sole discretion of the Committee to determine whether the employee's, independent contractor's or director's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

8.2 Disability. Except as expressly provided otherwise in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan, in the event of the Disability of a recipient of Options or Stock Appreciation Rights, the Options or Stock Appreciation Rights which are held by such recipient on the date of such Disability, whether or not otherwise exercisable on such date, shall be exercisable at any time until the expiration date of the Options or Stock Appreciation Rights; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

"Disability" shall mean any termination of employment or service with the Corporation or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion.

8.3 Death. Except as expressly provided otherwise in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan, in the event of the death of a recipient of Options or Stock Appreciation Rights while an employee, independent contractor or director of the Corporation or any subsidiary, Options or Stock Appreciation Rights which are held by such employee, independent contractor or director at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee, independent contractor or director for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, independent contractor or director, by the employee's, independent contractor's or director's personal representatives, heirs, or legatees at any time within three (3) years from the date of death (subject to limitation in Section 5.7 hereof), at which time such Options or Stock Appreciation Rights shall terminate.

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In the event of the death of a recipient of Options or Stock Appreciation Rights following a termination of employment or service due to Disability, if such death occurs before the Options or Stock Appreciation Rights are exercised, the Options or Stock Appreciation Rights which are held by such recipient on the date of termination of employment or service, whether or not exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees to the same extent such Options or Stock Appreciation Rights were exercisable by the recipient following such termination of employment or service.

8.4 Change in Control. If so determined by the Committee at the time of grant or thereafter, any Options or Stock Appreciation Rights may provide that they shall become immediately exercisable with respect to all of the shares subject to such Options or Stock Appreciation Rights: (a) immediately prior to (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) the sale of the Corporation substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise), (b) immediately prior to the expiration of (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) any tender offer or exchange offer for shares of Common Stock of the Corporation in which all holders of Common Stock are entitled to participate and (c) immediately after the first date on which a majority of the directors elected by stockholders to the Board are persons who were not nominated by management in the most recent proxy statement of the Corporation (each, a "Change in Control"). Each Option or Stock Appreciation Right containing the foregoing provision shall also contain appropriate provisions for notice by the Corporation so as to permit the recipient to obtain the benefit of the foregoing provision.

ARTICLE 9

RESTRICTED SHARES

9.1 Grant of Restricted Shares. The Committee may from time to time cause the Corporation to grant Restricted Shares under the Plan to employees, independent contractors and directors, subject to such restrictions, conditions and other terms as the Committee may determine.

9.2 Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

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9.3 Restricted Stock Certificates. The Corporation shall issue, in the name of each employee, independent contractor and director to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to each employee, independent contractor and director, as soon as reasonably practicable after the grant. The Corporation, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the employee's, independent contractor's or director's benefit until such time as the Restricted Shares are forfeited to the Corporation, or the restrictions lapse.

9.4 Rights of Holders of Restricted Shares. Holders of Restricted Shares shall have the right to vote such shares; however, holders of Restricted Shares shall not have the right to receive any dividends of cash or property with respect to such shares; provided, that the holders of Restricted Shares shall be entitled to receive any rights distributed to all holders of Common Stock pursuant to a rights offering by the Corporation ("Rights Offering") and any shares distributed in connection with a stock split or stock distribution to all holders of Common Stock. All distributions, if any, received by an employee, independent contractor or director with respect to Restricted Shares as a result of any stock split, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 9; provided, that, any distribution of rights in connection with a Rights Offering and any underlying shares issued upon the exercise of such rights shall not be subject to the restrictions of this Section 9.4.

9.5 Forfeiture. Unless otherwise provided in a written agreement pursuant to Article 16, any Restricted Shares granted to an employee, independent contractor or director pursuant to the Plan shall be forfeited if the employee terminates employment or the independent contractor or director terminates service with the Corporation or its subsidiaries prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Restricted Shares that are forfeited shall be retained in the treasury of the Corporation and available for subsequent awards under the Plan, unless the Committee directs that such Restricted Shares be cancelled upon forfeiture. If the employee's, independent contractor's or director's employment or service terminates as a result of his or her Disability or death, Restricted Shares of such employee, independent contractor or director shall be forfeited, unless the Committee, in its sole discretion, shall determine otherwise.

9.6 Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the recipient or the recipient's beneficiary or estate, as the case may be.

ARTICLE 10

PERFORMANCE SHARES

10.1 Award of Performance Shares. For each Performance Period (as defined in Section 10.2), Performance Shares may be granted under the Plan to such employees, independent contractors or directors of the Corporation and its subsidiaries as the Committee shall determine in its sole discretion. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an employee, independent contractor or director shall be credited to an account (a "Performance Share Account") established and maintained for such employee, independent contractor or director.

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10.2 Performance Period. "Performance Period" shall mean such period of time determined by the Committee in its sole discretion. Different Performance Periods may be established for different employees, independent contractors or directors receiving Performance Shares. Performance Periods may run consecutively or concurrently.

10.3 Right to Payments of Performance Shares. With respect to each award of Performance Shares under the Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the recipient to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for a recipient for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Shares to the recipient. The Committee may, in its sole discretion, adjust the Performance Objectives of any Performance Shares to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The Committee may also determine, in its sole discretion, that Performance Shares awarded to a recipient shall become partially or fully vested upon the recipient's Disability or death, or upon the occurrence of a Change in Control, or upon the termination of the recipient's employment or service prior to the end of the Performance Period.

10.4 Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 10.3). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the employee, independent contractor or director pursuant to Section 10.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee determine at the time of grant, the Corporation shall pay to the recipient an amount with respect to each vested Performance Share equal to the Market Price of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Market Price of a share of Common Stock on the payment date less (ii) the Market Price of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine in its sole discretion.

10.5 Voting and Dividend Rights. Except as provided in Article 14 hereof, no recipient shall be entitled to any voting rights, to receive any cash dividends or other distributions, or to have his or her Performance Share Account credited or increased as a result of any cash dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a cash dividend by the Corporation on its shares of Common Stock, the Committee, in its sole discretion, may credit a recipient's Performance Share Account with additional Performance Shares having an aggregate Market Price equal to the cash dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the cash dividend was declared.

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10.6 Transferability. None of the Performance Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed at any time.

ARTICLE 11

PERFORMANCE UNITS

11.1 Award of Performance Units. For each Performance Period (as defined in Section 10.2), Performance Units may be granted under the Plan to such employees, independent contractors or directors of the Corporation and its subsidiaries as the Committee shall determine in its sole discretion. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the employee, independent contractor or director pursuant to Section 11.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an employee, independent contractor or director shall be credited to an account (a "Performance Unit Account") established and maintained for such employee, independent contractor or director.

11.2 Right to Payment of Performance Units. With respect to each award of Performance Units under the Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the recipient to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for a recipient for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the recipient. The Committee may, in its sole discretion, adjust the Performance Objectives or the Initial Value or Ending Value of any Performance Units to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The Committee may also determine, in its sole discretion, that Performance Units awarded to a recipient shall become partially or fully vested upon the recipient's termination of employment or service due to Disability, death or otherwise, or upon the occurrence of a Change in Control.

11.3 Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 11.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the recipient pursuant to Section 11.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of the grant, the Corporation shall pay to the recipient an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine in its sole discretion.

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11.4 Transferability. None of the Performance Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed at any time.

ARTICLE 12

UNRESTRICTED SHARES

12.1 Award of Unrestricted Shares. The Committee may cause the Corporation to grant Unrestricted Shares to employees, independent contractors or directors at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

12.2 Delivery of Unrestricted Shares. The Corporation shall issue, in the name of each employee, independent contractor or director to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the employee, independent contractor or director, and shall deliver such certificates to the employee, independent contractor or director as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

ARTICLE 13

CODE SECTION 162(m) PROVISIONS

13.1 Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Shares, Performance Shares or Performance Units are granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, a Covered Employee, within the meaning of Section 162(m) of the Code, then the Committee may provide that this Article 13 is applicable to such Award.

13.2 Performance Criteria. If the Committee determines that Restricted Shares, Performance Shares or Performance Units are intended to be subject to this Article 13, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Corporation; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to products or projects, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Corporation's performance or the performance of a subsidiary, division, business segment or business unit of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

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13.3 Adjustments. Notwithstanding any provision of the Plan, with respect to any Restricted Shares, Performance Shares or Performance Units that are subject to this Article 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

13.4 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

13.5 Limitations on Grants to Individual Participants. Subject to adjustment as provided in Article 14, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 200,000 shares of Common Stock or (ii) Restricted Shares, Performance Units and/or Performance Shares in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in shares of Common Stock with respect to more than 200,000 shares of Common Stock (the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Units or Performance Shares that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $1,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

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ARTICLE 14

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to awards as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate provided, however, that the number of Shares subject to any award shall always be a whole number.

ARTICLE 15

AMENDMENT AND TERMINATION

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees, independent contractors or directors under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modifications that may result from adjustments authorized by Article 14 hereof shall not require stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification, or amendment of the Plan may, without the consent of the employee, independent contractor or director to whom an award shall theretofore have been granted, adversely affect the rights of such employee, independent contractor or director under such award.

ARTICLE 16

WRITTEN AGREEMENT

Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the Event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

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ARTICLE 17

MISCELLANEOUS PROVISIONS

17.1 Tax Withholding. The Corporation shall have the right to require recipients or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy federal, state and local withholding requirements, or to deduct from all payments under the Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a recipient in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Corporation may, in its sole discretion, permit a recipient to satisfy his or her minimum tax withholding obligation either by (i) surrendering shares owned by the recipient or (ii) having the Corporation withhold from shares otherwise deliverable to the recipient. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

17.2 Compliance With Section 16(b). In the case of employees or directors who are or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to employees or directors who are or may be subject to Section 16 of the Act.

17.3 Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all or the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 15 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

17.4 General Creditor Status. Recipients shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any recipient or beneficiary or legal representative of such recipient. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such funds except as expressly set forth in the Plan.

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17.5 No Right to Employment/Claim to Award. Nothing in the Plan or in any written agreement entered into pursuant to the Article 16 hereof, nor the grant of any awards, shall confer upon any employee, independent contractor or director any right to continue in the employ or service of the Corporation or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate such employee's, independent contractor's or director's employment or service at any time. No employee, independent contractor, director or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, directors or Participants under the Plan.

17.6 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the recipient or sent by regular mail addressed (a) to the recipient at the recipient's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee as the principal office of the Corporation clearly marked "Attention: Plan Administration Committee."

17.7 Severability. In the event that any provision in the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall not be construed and enforced as if the illegal or invalid provision had not been included.

17.8 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

17.9 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

17

Appendix "B"

SETTLEMENT, Separation Agreement and General Release

May 10, 2013

Curtis Wolfe

3042 Orange Street

Miami, FL 33133

lobosgp@bellsouth.net

Dear Curtis:

This Settlement, Separation Agreement and General Release (this "Agreement"), upon your signature, will constitute the entire agreement by and between you and Net Element International, Inc., a Delaware corporation and successor by merger to Net Element, Inc. (the "Company"), on the terms of your separation from employment with the Company. For all purposes in this Agreement, the Company shall also include its affiliates, subsidiaries, parents, and their respective present and former shareholders, officers, directors, members, employees, representatives and agents.

1. Termination of Employment. You acknowledge that your services to the Company are no longer required and that your employment terminated effective February 15, 2013 (the "Termination Date").

2. Settlement.

(a) In consideration of your acceptance of this Agreement, and in full satisfaction of any and all claims by you, your affiliates, Lobos Advisors, LLC and its affiliates and Legal Guru, LLC, a Florida limited liability company, and its affiliates (other than the Company), with respect to or against the Company or its affiliates and subsidiaries, including, without limitation, for any and all owed salary and benefits through the Termination Date, the Company shall, after (i) you execute and deliver this Agreement and that certain Legal Guru Restructuring Binding Term Sheet, dated May 10, 2013, by and among you, the Company and LegalGuru, LLC (the "Term Sheet") and (ii) the expiration of the seven (7) day revocation period set forth paragraph 12 below:

(1)	execute and deliver the Term Sheet;

(2)	after and subject to obtaining the Company's stockholders approval at the 2013 annual meeting of stockholders (to comply with Nasdaq rules), issue to you Seventy-Five Thousand (75,000) unregistered shares of the Company's common stock (you understand and acknowledge that any dispositions of such shares of stock will be subject to Rule 144 under the Securities Act of 1933);

(3)	as soon as permissible under the applicable laws and regulations, including, without limitation, Rules 144 and 145 under the Securities Act of 1933, cause to remove the restrictive legends from the shares of the Company's common stock that are held by you as of the date hereof; and

(4)	if (i) the Company files any new registration statements for its common stock on Forms S-1 or S-3, (ii) at the time of such filing you continue owning (1) any of the shares of the Company's common stock that are held by you as of the date hereof and (2) any of the newly-issued Seventy-Five Thousand (75,000) shares of NETE common stock (the shared in items (1) and (2) are referred to collectively as the "Subject Shares") and (iii) the Subject Shares are still subject to the restrictions under Rules 144 or 145 under the Securities Act of 1933 at the time the Company files any such new registration statements for its common stock on Forms S-1 or S-3, then you will have the right to request a piggy-back registration of the Subject Shares on the customary terms and conditions.

You acknowledge that the Settlement Amount represents more than you would otherwise be entitled to receive either under law or under the Company policy. You acknowledge and agree that the Settlement Amount constitutes good and sufficient consideration for this Agreement.

(b) The Company will issue a W-2 form at the appropriate time for payment. You will receive a separate written notice, known as COBRA notice, regarding your ability to continue at your expense your health and dental coverage under the Company's group plans.

(c) You represent that none of you, your affiliates, Lobos Advisors, LLC and its affiliates or Legal Guru, LLC and its affiliates (other than the Company), will make any claim for any other amounts of money, additional wages (including overtime), paid time off, bonuses, and other benefits and compensation to which you, your affiliates, Lobos Advisors, LLC and its affiliates or Legal Guru, LLC and its affiliates (other than the Company) were or may have been entitled by virtue of your employment or any other association with the Company or termination thereof except for those expressly described in this Agreement. You will not receive the payments described in this paragraph 2 if you (i) do not sign this Agreement, (ii) rescind this Agreement after signing it, or (iii) violate any of the terms and conditions set forth in this Agreement.

3. General Releases.

(a) In exchange for the consideration set forth in paragraph 2 above, each of you and each of your affiliates, Lobos Advisors, LLC and its affiliates or Legal Guru, LLC and its affiliates (other than the Company) (collectively, the "Releasing Parties"), agree unconditionally to waive, release, forever discharge, covenant not to sue with respect to, and to hold each of the Company, and its affiliates, subsidiaries, parents, present and former shareholders, partners, members, managers, officers, directors, employees, representatives, attorneys and agents (each, a "Released Party" and, collectively, the "Released Parties") harmless against, the assertion of each and every action, claim, right, or demand of any kind or nature, known or unknown, in law or equity, contract or tort and however originating or existing which you have or may have against any of the Released Parties, including, without limitation, with respect to your employment or the termination of your employment, with respect to LegalGuru, LLC and any agreements and documents pertaining to it (other as set forth in the Term Sheet), with respect to any funding obligations to LegaGuru, LLC, and otherwise. This includes, without limitation, all claims made to the Company by you any and all claims, rights, actions, liabilities or demands of whatsoever nature which might be raised pursuant to any constitution, law, regulation, ordinance, statute, or common law theory or other authority, whether in tort, contract, equity or otherwise, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 1981, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, the Americans with Disabilities Act of 1990, Fair Labor Standards Act, the Florida Civil Rights Act, the Florida Whistle-Blower's Act, Fla. Stat. Section 440.205, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the National Labor Relations Act, the Fair Credit Reporting Act, the Immigration Reform Control Act, Executive Order 11246; the Occupational Safety and Health Act, the Equal Pay Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the United States Constitution, the Florida Constitution, any state or federal anti-discrimination, consumer protection and/or trade practices act, and any local laws, including any local ordinances, together with any expenses, costs and attorney's fees which might be raised pursuant to the above stated laws. You expressly intend this release to reach to the maximum extent provided by law.

(b) In consideration of your acceptance of this Agreement and the covenants set forth in Section 3(a) above, each of the Company, its directors and officers agree unconditionally to waive, release, forever discharge, covenant not to sue with respect to, and to hold each of the Releasing Parties harmless against, the assertion of each and every action, claim, right, or demand of any kind or nature, known or unknown, in law or equity, contract or tort and however originating or existing which the Company now has or may have against any of the Releasing Parties. The covenants and releases set forth in this paragraph 3(b) shall not apply to any obligations of the Releasing Parties hereunder, under the Term Sheet and under any future documents that the parties may enter into.

(c) On or after December 31, 2013, (i) you shall have the right to terminate, by a written notice to the Company, the covenants and releases set forth in paragraph 3(a) above and (ii) the Company shall have the right to terminate, by a written notice to you, the covenants and releases set forth in paragraph 3(b) above if and only if, in each case, the Company fails to issue to you Seventy-Five Thousand (75,000) unregistered shares of the Company's common stock prior to December 31, 2013. Any such termination shall not affect the force and effect of the Term Sheet and of all other provisions of this Agreement.

4. Legal Proceedings. You, individually and on behalf of each of the Releasing Parties, warrant that neither you nor any of the Releasing Parties have filed any legal proceeding, whether in court or with an administrative agency, nor you or any of the Releasing Parties have made any assignment to anyone of any claims against any of the Released Parties. This Agreement is intended to be a full and complete release of all claims against each Released Party. If you or any of the Releasing Parties nevertheless initiate a lawsuit against any of the Released Parties in violation of this Agreement and receive monies therefrom, the Company shall be entitled to a set off in the amounts you have received or are entitled to receive under this Agreement.

5. Prospective Employers. The parties agree that any prospective employers who contact the Company for a reference will be advised of your dates of employment, your job title and rate of pay. You agree that you will advise prospective employers to contact Katie Kezua on kkezua@netelement.com and/or +1-305-507-8808 for any reference.

6. Non-Admission. The parties further acknowledge that nothing in this Agreement constitutes an admission by the parties of any improper or unlawful act(s) or of any (a) violation of any statute, regulation, or other provision of statutory, regulatory, or common law, (b) breach of contract, or (c) commission of any tort. The parties forever waive all rights to assert that this Agreement was the result of a mistake in law or in facts.

7. Non-Disparagement; Confidentiality.

(a) From the time of your execution of this Agreement, (i) you and your affiliates agree to refrain from making any negative or disparaging comments about any of the Released Parties to anyone and (ii) the Company and its directors and officers agrees to refrain from making any negative or disparaging comments about you to anyone.

(b) From the time of your execution of this Agreement, the Company, on the one hand, and you or anyone else acting on your behalf, on the other hand, shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms of, or the existence of this Agreement, or the fact that the Company is paying any Settlement Amount to you, or the amount of said payment. This confidentiality provision shall not apply to any disclosure of this Agreement by (i) the Company to its representatives and advisors on a need to know basis and (ii) you to your attorneys, accountant, or other bona fide tax adviser, or any bona fide financial planner you have employed, but you shall inform each of them of the confidentiality of this Agreement, and they shall be similarly bound.

8. Information. By signing this Agreement, you acknowledge and agree that you have had access in your employment with the Company to confidential and proprietary information, and further acknowledge and agree that the release or disclosure of any confidential or proprietary information will cause the Company or any other Released Party irreparable injury. By signing this Agreement, you acknowledge that you have not directly or indirectly used or disclosed, and agree that you will not at any time directly or indirectly use or disclose, to any other entity or person, directly or indirectly, any confidential or proprietary information of the Company or any other Released Party. For purposes of this Agreement, the term "confidential or proprietary information" shall include, but not be limited to, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company or its affiliates), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, executive information, regulatory matters, personnel matters, accounting and business methods, customer lists and information pertaining to customer or client lists, donor lists, contact lists, and information about the personal or business affairs of the Company or any other Released Party. However, you may disclose Confidential Information only to the extent you are required to disclose such Confidential Information by law.

9. Return of Property. As of the Termination Date, you shall return all documents and materials that were in your possession or control relating to the business of, or the services provided by, the Company or its affiliates. By signing this Agreement, you acknowledge and agree that all documents and materials relating to the business of, or the services provided by, the Company or its affiliates are the sole property of the Company or its affiliates. By signing this Agreement, you further agree and represent that you have returned and/or shall return by the Termination Date to the Company all of its property, including but not limited to, all customer records and other documents and materials, whether on computer disc, hard drive or other form, and all copies thereof, within your possession or control, which in any manner relate to the business of or the duties and services you performed.

10. Remedies. You agree that any breach by you of any of the provisions of paragraphs 7, 8 or 9 of this Agreement will cause irreparable harm to the Company or its affiliates that could not be made whole by monetary damages and that, in the event of such a breach, you will waive the defense in any action for specific performance that a remedy at law would be adequate, and the Company or its affiliates will be entitled to specifically enforce the terms and provisions of paragraphs 7, 8 or 9 of this Agreement without the necessity of proving actual damages or posting any bond or providing prior notice, in addition to any other remedy to which the Company or its affiliates may be entitled at law or in equity. In addition, in the event of any breach by you of any of the provisions of paragraphs 7, 8 or 9 of this Agreement, you shall repay the Settlement Amount set forth in paragraph 2.

11. Notice of Right to Consult Attorney and Twenty-One (21) Day Consideration Period. By signing this Agreement, you agree and certify that (i) you have carefully read and fully understand all of the provisions of this Agreement, (ii) you understand and agree that you are and have been allowed a reasonable period of time (up to 21 days) from receipt of this Agreement to consider the terms hereof before signing it; (ii) you have been encouraged and you are advised in writing, by this Agreement, to consider the terms of this Agreement and consult with an attorney of your choice before signing this Agreement and you have done so, or chosen not to do so of your own accord; and (iii) you agree to the terms of this Agreement knowingly, voluntarily, and without intimidation, coercion, or pressure, and intend to be legally bound by this Agreement.

12. Revocation Period. You may revoke this Agreement within the seven (7) day period following its execution by you. Any revocation must be submitted, in writing, to Katie Kezua on kkezua@netelement.com and must state, "I hereby revoke my acceptance of my Agreement." If the last day of either revocation period is a Saturday, Sunday or legal holiday recognized by the State of Florida, then such revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. You acknowledge and agree that the general release in this Agreement includes a WAIVER OF ALL RIGHTS AND CLAIMS you may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.), as amended by the Older Workers' Benefit Protection Act, and that this waiver is knowing and voluntary. You further acknowledge that you have been advised in writing by this Agreement that you have a maximum of seven (7) days following the execution of this Agreement to revoke this Agreement and that this Agreement shall not become effective until the revocation period has expired.

13. Expiration of Offer. The offer contained in this Agreement shall expire at 5:00 p.m. on the twenty-second (22nd) day after you receive it, not counting the date of receipt. If the Company has not received a signed original of this Agreement from you by that time, this offer will be automatically revoked.

14. Entire Agreement; Modifications. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and all prior negotiations regarding any wages or compensation are merged into this Agreement. This Agreement may not be modified except as may be set forth in writing and executed by the parties hereto. The parties acknowledge that there are no other promises, agreements, condition, undertakings, warranties, or representation, oral or written, express or implied, between them other than as set forth herein.

15. Governing Law and Venue. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of Florida and venue for any action to enforce or construe the Agreement shall be in Miami-Dade County, Florida. Should any action be brought regarding the enforceability of the Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs, including any fees and costs of appeal.

16. Enforceability. If one or more paragraph(s) of this Agreement shall be ruled unenforceable, the Company may elect to enforce the remainder of the Agreement. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

After you have reviewed this Agreement and obtained whatever advice and counsel you consider appropriate regarding it, please evidence your agreement to the provisions set forth in this Agreement by dating and signing this Agreement in the presence of a witness. The witness should also date and sign in the spaces provided for the witness. You should keep a copy of this Agreement for your records.

[Signatures are on next page.]

NET ELEMENT INTERNATIONAL, INC.

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	President

ACKNOWLEDGMENT AND SIGNATURE

By signing below, I acknowledge and agree that I have read this Settlement, Separation Agreement and General Release carefully. I understand all of its terms. In signing this Settlement, Separation Agreement and General Release I have not relied on any statements or explanations except as specifically set forth in this Settlement, Separation Agreement and General Release. I have had adequate time to consider whether to sign this Settlement, Separation Agreement and General Release and am voluntarily and knowingly releasing my claims against the Released Parties (as defined in paragraph 3 of this Settlement, Separation Agreement and General Release) as set forth herein. I intend this Settlement, Separation Agreement and General Release to be legally binding.

Date I received this Separation Agreement and General Release: May 10, 2013.

Accepted this 10th day of May, 2013.

Employee:	/s/ Curtis Wolfe
Curtis Wolfe, individually and on behalf of each of
his affiliates, Lobos Advisors, LLC and its affiliates and
Legal Guru, LLC and its affiliates (other than the Company)

Witness: /s/ Natalia Elparin

(Print Name): Natalia Elparin

Date: May 10, 2013

Appendix "C"

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NET ELEMENT INTERNATIONAL, INC.

Net Element International, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Original Certificate").

2. The Corporation amended and restated the Original Certificate by filing the Corporation's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 2, 2012 (the "Amended Certificate").

3. This Certificate of Amendment amends the provisions of the Amended Certificate.

4. Article I of the Amended Certificate is hereby amended and restated in its entirety to be and read as follows:

"ARTICLE I: The name of the Corporation is Net Element, Inc."

5. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6. All other provisions of the Amended Certificate shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ____ day of __________, 20__.

NET ELEMENT INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

NET ELEMENT INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

, 2013

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Shareholders are available at http://www.cstproxy.com/netelement/2013

The undersigned shareholder(s) of Net Element International, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Oleg Firer and Jonathan New, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held be held on            , 2013, at            , local time, at and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES, FOR PROPOSALS 2, 3, 4, 6, 7, 8 AND 9 AND FOR THREE YEARS ON PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Nominees
			☐	☐	☐
	01 Oleg Firer	05 David P. Kelley II
	02 Dmitry Kozko	06 James Caan
	03 Kenges Rakishev	07 Felix Vulis
04 Mike Zoi

The Board of Directors recommends that you vote FOR the following proposal:

2.	To approve the Company's 2013 Equity Incentive Plan.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

3.	To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013	For ☐	Against ☐	Abstain ☐

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends that you vote FOR the following proposal:

4.	To approve, on an advisory (nonbinding) basis, the compensation of the Company's named executive officers.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote 3 YEARS on the following proposal:

5.	To approve, on an advisory (nonbinding) basis, the frequency of advisory votes on the compensation of the Company's named executive officers.	Three Years ☐	Two Years ☐	One Year ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

6.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of such number of shares of Common Stock of the Company equal to 10% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares in exchange for the Company's acquisition of 10% of the outstanding shares of common stock of TOT Group, Inc., a Delaware corporation, pursuant to that certain letter agreement, dated August 28, 2013, among the Company, Oleg Firer, Steven Wolberg, Georgia Notes 18 LLC and Vladimir Sadovskiy.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

7.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of 75,000 shares of Common Stock of the Company to Curtis Wolfe as severance and compensation for his service as an employee of the Company until February 15, 2013, the date his employment with the Company was terminated.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

8.	To approve the issuance, including for purposes of NASDAQ Listing Rule 5635, of such number of shares of Common Stock of the Company equal to up to 4% of the Company's issued and outstanding Common Stock as of the date of issuance of such shares to K 1 Holding Limited.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

9.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Net Element, Inc.	For ☐	Against ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.